SCHEDULE 14A INFORMATION

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Homestore, Inc.
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HOMESTORE, INC.
30700 Russell Ranch Road
Westlake Village, California 91362

____________________

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
To Be Held June 22, 2006
____________________

To Our Stockholders:

     The annual meeting of stockholders of Homestore, Inc. d/b/a Move, a Delaware corporation, will be held on June 22, 2006 at 10:30 a.m., local time, at the Hilton Los Angeles Airport located at 5711 West Century Blvd., Los Angeles, California 90045-5631, for the following purposes:

1.	To elect two Class I directors each to serve for a term through the annual meeting of stockholders in 2008 and until their respective successors have been duly elected and qualified;

2.	To amend the Company’s Restated Certificate of Incorporation to change the Company’s name from “Homestore, Inc.” to “Move, Inc.”; and

3.	To transact such other business as may properly come before the meeting or any postponement or adjournment thereof.

     The foregoing matters are described in more detail in the enclosed proxy statement. Only stockholders of record at the close of business on the record date, April 25, 2006, are entitled to receive notice of and to vote at the annual meeting or any postponement or adjournment thereof.

     All stockholders are cordially invited to attend the annual meeting in person. However, if you do not plan to attend the annual meeting, please mark, sign, date and return the enclosed proxy card as promptly as possible in the enclosed, postage-prepaid envelope.

By Order of the Board of Directors,

MICHAEL R. DOUGLAS
Executive Vice President, General Counsel
and Secretary

Westlake Village, California
May 25, 2006

YOUR VOTE IS IMPORTANT TO ASSURE YOUR REPRESENTATION AT THE MEETING, YOU ARE REQUESTED TO COMPLETE, SIGN AND DATE THE ENCLOSED PROXY CARD AS PROMPTLY AS POSSIBLE AND RETURN IT IN THE ENCLOSED ENVELOPE.

_____________________

PROXY STATEMENT
_____________________

     This proxy statement is furnished on behalf of the board of directors of Homestore, Inc., a Delaware corporation, for use at Homestore’s annual meeting of stockholders to be held on June 22, 2006 at 10:30 a.m., local time, and at any postponement or adjournment thereof. The annual meeting will be held at the Hilton Los Angeles Airport located at 5711 West Century Blvd., Los Angeles, California 90045-5631.

     These proxy solicitation materials were first mailed on or about May 25, 2006 to all stockholders entitled to vote at the annual meeting.

ABOUT THE MEETING

What is the purpose of the annual meeting?

     At the annual meeting, stockholders will vote on the matters outlined in the accompanying notice of annual meeting of stockholders, including the election of two Class I directors and the approval of an amendment to our Restated Certificate of Incorporation to change the Company’s name from “Homestore, Inc.” to “Move, Inc.”

     There are currently four Class I directors serving on the Board of Directors of the Company. Two of those Class I directors, V. Paul Unruh and Bruce G. Willison, have been nominated and are being submitted for re-election to the holders of our common stock and Series B Convertible Participating Preferred Stock (the “Series B Preferred Stock”), voting as a single class as indicated under “Who is entitled to vote?” below. The other two Class I directors are Roger B. McNamee and Alan Yassky.

     Separately, by virtue of their ownership of the outstanding shares of the Series B Preferred Stock, Elevation Partners, L.P. and its affiliate Elevation Employee Side Fund, LLC (together “Elevation”) are currently entitled to elect two directors (each, a “Series B Director”) pursuant to the Certificate of Designation of the Series B Preferred Stock. Following their purchase of the Series B Preferred Stock in 2005, Elevation elected Roger B. McNamee and Fred D. Anderson to the Board. Because Mr. McNamee is a Class I director, his current term expires at this annual meeting. Elevation has indicated its intent to re-elect Mr. McNamee as a Series B Director at the annual meeting. Because Mr. McNamee will be elected by Elevation, his election will not be voted on by holders of our common stock and Series A preferred stock. See “Management – Directors and Executive Officers” for more information.

     By virtue of its ownership of our sole outstanding share of Series A preferred stock, the National Association of REALTORS® has the right to elect one of our directors (such director , a “Series A Director”), and the National Association of REALTORS® previously exercised that right to elect Mr. Yassky as a director. The National Association of REALTORS® has indicated its intent to re-elect Mr. Yassky as a Series A Director. Because Mr. Yassky will be elected by the National Association of REALTORS®, his election will not be voted on by holders of our common stock and Series B Preferred Stock. See “Management – Directors and Executive Officers” for more information.

Who is entitled to vote?

     Only stockholders of record who owned our common stock or Series B Preferred Stock at the close of business on the record date, April 25, 2006, are entitled to vote at the annual meeting or any postponement or adjournment of the meeting.

     Pursuant to the Certificate of Designation of the Series B Preferred Stock, the holders of the Series B Preferred Stock are entitled to vote with the holders of common stock, voting as a single class on any matter to come before the stockholders of the Company on an as converted basis. The holders of the common stock are not entitled to vote on the election of the Series B Director.

What is the board of directors’ recommendation on the proposals?

     The board of directors recommends a vote FOR the election of V. Paul Unruh and Bruce G. Willison as directors, and FOR the amendment to our Restated Certificate of Incorporation to change the Company’s name from “Homestore, Inc.” to “Move, Inc.”

How do I vote?

     Sign and date each proxy card you receive and return it in the postage-prepaid envelope enclosed with your proxy materials. If you are a registered stockholder and attend the annual meeting, then you may deliver your completed proxy card in person or you may vote in person at the annual meeting.

     If your shares are held in “street name” by your broker or bank, you will receive a form from your broker or bank seeking instructions as to how your shares should be voted. If you do not instruct your broker or bank how to vote, your broker or bank will vote your shares if it has discretionary power to vote on a particular matter.

Can I change my vote after I return my proxy card?

     Yes, you have the right to revoke your proxy at any time before the annual meeting by notifying our corporate secretary in writing, returning a later-dated proxy card, or voting in person at the annual meeting.

Who will count the votes?

     Mellon Investor Services LLC will count the votes and act as the inspector of election.

What shares are included on the proxy card(s)?

     The shares on your proxy card(s) represent ALL of your shares. If you do not return your proxy card(s), your shares will not be voted.

What does it mean if I get more than one proxy card?

     If your shares are registered differently and are in more than one account, you will receive more than one proxy card. Sign and return all proxy cards to ensure that all of your shares are voted. We encourage you to have all accounts registered in the same name and address (whenever possible). You can accomplish this by contacting our transfer agent, Mellon Investor Services (800-356-2017), or, if your shares are held in street name, by contacting the broker or bank that holds your shares.

How many shares can vote?

     As of the record date, 150,200,580 shares of common stock were issued and outstanding. Each holder of common stock is entitled to one vote for each share of common stock held. In addition, as of the record date, approximately 101,189 shares of our Series B Preferred Stock, which are convertible into 24,092,579 shares of our common stock, were issued and outstanding. Each holder of Series B Preferred Stock is entitled to a number of votes equal to the number of shares of common stock into which all of the outstanding shares of Series B Preferred Stock held by such holder on the record date are convertible immediately prior to the vote, or approximately 238 votes for each share of Series B Preferred Stock held.

What is a quorum?

     The presence at the meeting in person or by proxy of the holders of a majority of the shares of stock entitled to vote at the meeting will constitute a quorum for the transaction of business. Proxies marked as abstaining on any matter to be acted upon by stockholders and “broker non-votes” will be treated as present for purposes of determining a quorum. A broker non-vote occurs when you fail to provide voting instructions for shares you hold in street name. Under those circumstances, your broker may be authorized to vote for you on some routine matters but is prohibited from voting on other matters. Those matters for which your broker cannot vote result in broker non-votes.

What is required to approve the proposals?

     For the election of the Class I directors (other than the Series A Director and the Series B Director), once a quorum has been established, the nominees for director shall be elected by a plurality of the votes cast at the meeting. Accordingly, the two nominees for director who are to be elected by holders of the common stock and the holders of Series B Preferred Stock, voting as a single class, who receive the most votes of the common stock and the Series B Preferred Stock (on an as converted basis) will become Class I directors of Homestore.

     To amend the Restated Certificate of Incorporation to change the Company’s name from Homestore, Inc. to Move, Inc., the affirmative vote of the holders of a majority of the outstanding shares of common stock and Series B Preferred Stock (on an as converted basis) entitled to vote must be voted in favor of the proposal.

     If a broker indicates on its proxy that it does not have discretionary authority to vote on a particular matter, the affected shares will be counted as shares present for the purpose of determining the presence of a quorum. Broker non-votes will be treated as not entitled to vote with respect to the election of a director and will have no impact on the outcome of the vote with respect to this proposal. A broker non-vote as to any share entitled to vote with respect to the proposal to amend the Restated Certificate of Incorporation will have the same effect as a vote against the proposal, because it is one less vote for approval.

What happens if I abstain?

     Proxies marked “abstain” will be counted as shares present for the purpose of determining the presence of a quorum, but for purposes of determining the outcome of a proposal, shares represented by these proxies will not be treated as affirmative votes. With respect to the proposal to amend the Restated Certificate of Incorporation, which requires the approval of holders of a majority of the outstanding shares of common stock and Series B Preferred Stock (on an as converted basis) entitled to vote as of the record date, an abstention will have the same effect as a vote against the proposal, because it is one less vote for approval. For proposals requiring the approval of holders of a majority of the shares of common stock and Series B Preferred Stock (on an as converted basis) entitled to vote thereon that are present in person or represented by proxy at the meeting, an abstention will have no impact on the outcome of the vote with respect to such proposal. With respect to the election of directors, you may vote “FOR” one or both nominees or “WITHHOLD AUTHORITY” to vote for one or both nominees, with no separate provision to “abstain” in such vote.

How will Homestore solicit proxies?

     We have retained Mellon Investor Services to assist in the distribution of proxy materials. The costs and expenses of preparing and mailing proxy solicitation materials for the annual meeting and reimbursements paid to brokerage firms and others for their reasonable out-of-pocket expenses for forwarding proxy solicitation materials to stockholders will be borne by us. We have not retained a proxy solicitation service to assist in soliciting proxies. If, however, a proxy solicitation service is retained, the costs will be borne by us. Proxies may also be solicited in person, by telephone, or by facsimile by our directors, officers, and employees without additional compensation being paid to these persons.

PROPOSAL 1 — ELECTION OF DIRECTORS

     Our bylaws provide that the authorized number of directors may be fixed by resolution of the board of directors from time to time, provided, however, that the number of directors shall not be increased above eleven directors nor decreased below seven directors without stockholder approval. Currently, the board has fixed the number of directors at ten. Our board is currently divided into three classes as nearly equal in size as possible and generally with staggered three year terms. The term of office for Class I directors expires at the annual meeting for which we are hereby soliciting proxies; the term of office for the Class II and Class III directors will expire at the annual meeting of stockholders to be held in 2007 and 2008, respectively, or upon a director’s earlier death, resignation or removal. At our 2005 annual meeting of stockholders, the stockholders approved our Restated Certificate of Incorporation, which became effective when it was filed with the Secretary of State of the State of Delaware on June 23, 2005. This Restated Certificate of Incorporation effected amendments to our Certificate of Incorporation as then in effect resulting in the elimination of the classification of our board of directors in 2008. In particular, pursuant to our

Restated Certificate of Incorporation, the terms of the directors that were elected at our annual meeting of stockholders in 2005, as well as those directors that are to be elected at the annual meeting for which we are hereby soliciting proxies and at the annual stockholders meeting in 2007, will expire in 2008, and beginning with our 2008 annual stockholders’ meeting, all directors will be elected at each annual meeting for a term of one year. The Restated Certificate of Incorporation also provides that, notwithstanding the above, each director shall hold office until such director’s successor is elected and qualified, or until such director’s earlier death, resignation or removal.

     Unless otherwise instructed, the proxy holders will vote the proxies received by them for the Class I director nominees named in the proxy card. If any nominee is unable or declines to serve as a Class I director at the time of the annual meeting, the proxies will be voted for any nominee designated by the present board of directors to fill the vacancy. Each of the nominees named in the proxy card has agreed to serve as director, if elected.

     The nominees for election as Class I directors by the holders of our common stock and the holders of the Series B Preferred Stock, voting as a single class, are V. Paul Unruh and Bruce G. Willison. As described elsewhere herein, the National Association of REALTORS® has indicated its intent to re-elect Mr. Yassky as the Series A Director, and Elevation has indicated its intent, separately, to re-elect Mr. McNamee as a Series B Director at the annual meeting. Information about these nominees, our other directors and executive officers is set forth below in the section entitled “Management — Directors and Executive Officers.”

RECOMMENDATION OF THE BOARD OF DIRECTORS

     THE BOARD OF DIRECTORS RECOMMENDS THAT STOCKHOLDERS VOTE FOR EACH OF THE CLASS I DIRECTOR NOMINEES LISTED IN THE PROXY CARD.

PROPOSAL 2—AMENDMENT OF THE RESTATED CERTIFICATE OF INCORPORATION TO
CHANGE THE COMPANY’S NAME FROM HOMESTORE, INC. TO MOVE, INC.

     On February 22, 2006, we announced in a press release and in a Current Report on Form 8-K our intention to change the Company’s name to Move, Inc. to coincide with an expanded commitment to offering consumers comprehensive real estate listings, decision support tools, and access to qualified move-related service providers. This enhanced consumer focus is intended to enable Move to create even more effective advertising venues for a broader range of advertisers.

     The new name unifies the Company’s strategy of providing a platform for connecting consumers with Realtors, home builders, rental property owners and other move-related advertisers before, during and after a move.

     Accordingly, an amendment to the Restated Certificate of Incorporation to change the Company’s name from Homestore, Inc. to Move, Inc. has been determined to be in the best interest of the Company and has been approved and declared advisable by the Board, and the Board has directed that the proposed amendment be considered and presented for stockholder approval at the annual meeting.

     If Proposal 2 is approved by our stockholders, we plan to file a Certificate of Amendment to the Restated Certificate of Incorporation. Pursuant to the Certificate of Amendment, Article I of the Restated Certificate of Incorporation will be amended to read in its entirety as follows:

     “The name of the Corporation (the “Corporation”) is: Move, Inc.”

     Notwithstanding anything herein to the contrary, and notwithstanding stockholder approval of Proposal 2, our Board of Directors may abandon such amendment to the Restated Certificate of Incorporation prior to its effectiveness under applicable law.

RECOMMENDATION OF THE BOARD OF DIRECTORS

     THE BOARD OF DIRECTORS RECOMMENDS THAT STOCKHOLDERS VOTE FOR THE PROPOSAL TO AMEND THE COMPANY’S RESTATED CERTIFICATE OF INCORPORATION TO CHANGE THE COMPANY’S NAME FROM HOMESTORE, INC. TO MOVE, INC.

MANAGEMENT

DIRECTORS AND EXECUTIVE OFFICERS

     The following table sets forth information regarding our nominees for election as directors, our incumbent directors, and our executive officers.

Name	Age	Position
Joe F. Hanauer	68	Chairman of the Board and Director
Fred D. Anderson	61	Director
L. John Doerr	54	Director
William E. Kelvie	58	Director
Kenneth K. Klein	62	Director
W. Michael Long	53	Chief Executive Officer and Director
Roger B. McNamee	50	Director
V. Paul Unruh	57	Director
Bruce G. Willison	57	Director
Alan Yassky	70	Director
Jack D. Dennison	49	Chief Operating Officer
Lewis R. Belote, III	50	Chief Financial Officer
Allan P. Merrill	40	Executive Vice President, Strategy and Corporate Development
Michael R. Douglas	52	Executive Vice President, General Counsel and Secretary
Allan D. Dalton	57	President and Chief Executive Officer, REALTOR.com®
Stephen T. Feltner	35	President, Homebuilder.com
Maria L. Pietroforte	48	President, RentNet

     By virtue of its ownership of our sole outstanding share of Series A preferred stock, the National Association of REALTORS® has the right to elect one of our directors, and the National Association of REALTORS® has exercised that right to elect Mr. Yassky as a director. Although Mr. Yassky is a Class I director, because he will be elected by the National Association of REALTORS®, his election will not be voted on by holders of our common stock and Series B Preferred Stock.

     Pursuant to the Certificate of Designation for the Series B Preferred Stock, the holders of Series B Preferred Stock, voting as a separate class, are entitled to elect the two Series B Directors to the Board. Thus by virtue of their ownership of the outstanding shares of our Series B Preferred Stock, Elevation currently has the right to designate and to elect two of our directors, and Elevation exercised that right in 2005 to elect Messrs. Anderson and McNamee as directors. Because Mr. McNamee is a Class I director, he is up for election again at this annual meeting. If, however, the aggregate number of shares of Series B Preferred Stock issued on the original issuance date, November 29, 2005, that are outstanding on the record date for determining the stockholders entitled to vote at the next annual meeting of stockholders falls below two-thirds but is at least one-third of the shares of Series B Preferred Stock issued on November 29, 2005 (100,000 shares were issued on that date), as adjusted for certain events, then the holders thereof will be entitled to elect only one Series B Director as a separate class. Subject to certain limitations, only holders of Series B Preferred Stock are entitled to remove or fill vacancies for Series B Directors.

     In addition, pursuant to the Stockholders Agreement between the Company and Elevation dated November 29, 2005 (the “Elevation Stockholders Agreement”), following the conversion of any of the 100,000 shares of Series B Preferred Stock originally purchased by Elevation on November 29, 2005 into shares of common stock (and without duplication of the Board seats provided for in the provisions above) for so long as Elevation holds at least a number of converted shares equal to two-thirds of the purchased shares on an as converted basis, Elevation Partners, L.P. shall have the right to nominate two directors for election to the Board, and for so long as Elevation holds a number of converted shares equal to less than two-thirds but at least one-third of the purchased shares on an as converted basis, Elevation Partners, L.P. shall have the right to nominate one director for election to the Board. The Elevation Stockholders Agreement also provides that Elevation is required to vote their shares in the manner recommended by the Board of Directors with respect to the election or removal of directors, other than any of the Series B Directors.

     Joe F. Hanauer has served as one of our directors since November 1996, as vice chairman of the board from November 2001 to January 2002, chairman of the board since January 2002 and lead independent director since December 2004; he was the National Association of REALTORS® representative on the board through November 2000. Mr. Hanauer is a Class III director. Since 1988, Mr. Hanauer, through Combined Investments, L.P., has directed investments in companies primarily involved in real estate and financial services. Mr. Hanauer is a former chairman and director of Grubb & Ellis Company and a former chairman of Coldwell Banker Residential Group, Inc. Mr. Hanauer is a director of MAF Bancorp, Inc., a trustee of each of Calamos Investment Trust, Calamos Advisors Trust and Calamos Convertible Opportunities and Income Fund, and a member of the National Association of REALTORS®.

     Fred D. Anderson has served as one of our directors (as one of two Elevation representatives) since December 2005. Mr. Anderson is a Class II director. Mr. Anderson co-founded and has been a managing director of Elevation Partners, L.P., a private equity firm focused on the media and entertainment industry, since July 2004. From March 1996 to June 2004, Mr. Anderson served as executive vice president and chief financial officer of Apple Computer, Inc., a manufacturer of personal computers and related software. Prior to joining Apple, Mr. Anderson was corporate vice president and chief financial officer of Automatic Data Processing, Inc., an electronic transaction processing firm, from August 1992 to March 1996. Mr. Anderson also serves on the board of directors of Apple Computer, Inc. and eBay, Inc.

     L. John Doerr has served as one of our directors since August 1998. Mr. Doerr is a Class III director. Mr. Doerr has been a general partner of Kleiner Perkins Caufield & Byers, a venture capital firm, since 1980. Prior to his tenure at Kleiner Perkins, Mr. Doerr was employed by Intel Corporation for five years. He serves on the board of directors of Amazon.com, Inc., Google Inc., Intuit Inc. and Sun Microsystems, Inc.

     William E. Kelvie has served as one of our directors since August 1998. Mr. Kelvie is a Class II director. He has served as chief executive officer of Overture Corporation, an information technology company, since July 2000. Prior to his tenure at Overture Corporation, Mr. Kelvie was the executive vice president and chief information officer responsible for information technology systems at the Federal National Mortgage Association (Fannie Mae), the world’s largest non-bank financial services company, from 1992 to 2000. Mr. Kelvie joined Fannie Mae in 1990 as senior vice president and chief information officer. Prior to his tenure at Fannie Mae, Mr. Kelvie was a partner with Nolan, Norton & Co., a management consulting company specializing in information technology strategies and plans. He also served in various capacities with The Dexter Corporation, a specialized manufacturing company, and The Travelers Insurance Company, an insurance and financial services company.

     Kenneth K. Klein has served as one of our directors since August 1998. Mr. Klein is a Class II director. He is president and chief executive officer of a privately held group of companies involved in diversified residential and light commercial construction and land development, including Kleinco Construction Services, Inc., of which Mr. Klein has served as president and chief executive officer since 1980. Mr. Klein was national vice president of the National Association of Home Builders during the calendar years 1999 and 2000.

     W. Michael Long has served as our chief executive officer and as one of our directors since January 2002. Mr. Long is a Class III director. From November 1999 to April 2001, Mr. Long served as chairman of the board and as a director of Healtheon/WebMD Corporation (“Healtheon/WebMD;” now known as Emdeon Corporation), a provider of healthcare information services and technology solutions. From July 1997 to November 1999, Mr. Long served as chief executive officer of Healtheon/WebMD, which was then known as Healtheon. From August 1996 to July 1997, Mr. Long served as president and chief executive officer of CSC Continuum, Inc., a unit of Computer Sciences Corporation. Prior to its acquisition by CSC, Mr. Long was president and chief executive officer of The Continuum Company, Inc.

     Roger B. McNamee has served as one of our directors (as one of two Elevation representatives) since December 2005. Mr. McNamee is a Class I director. Mr. McNamee co-founded and has been a managing director of Elevation Partners, L.P., since July 2004. Prior to joining Elevation, Mr. McNamee was a co-founder of Silver Lake Partners, a private equity firm, where he is also currently an advisory director. Mr. McNamee was a co-founder of Integral Capital Partners, a venture capital firm, in 1991, where he is currently an advisory director of the general partner of Integral’s most recent investment fund and continues as a managing member of the general partner of its previous investment funds. Prior to founding Integral, Mr. McNamee managed the T. Rowe Price Science & Technology Fund and co-managed the T. Rowe Price New Horizons Fund.

     V. Paul Unruh has served as one of our directors since May 2003. Mr. Unruh is a Class I director. For 25 years, Mr. Unruh worked at Bechtel, a privately held global engineering and construction services organization. Prior to his retirement in 2002, Mr. Unruh served as vice chairman of Bechtel Group, Inc. from January 2001 to December 2002 and president of Bechtel Enterprises, a development and financing subsidiary, from July 1997 to January 2001. His previous responsibilities at Bechtel included both operating and financial positions, including chief financial officer, treasurer and controller. Prior to joining Bechtel in 1978, Mr. Unruh practiced as a certified public accountant with what is now PricewaterhouseCoopers LLP for seven years. Mr. Unruh is currently a director of Symantec Corporation, a software company, and Heidrick and Struggles International, Inc., a provider of senior-level executive search and leadership services.

     Bruce G. Willison has served as one of our directors since December 2002. Mr. Willison is a Class I director. Since January 2006, Mr. Willison has served as Professor of Management of the UCLA Anderson School of Management. From 1999 to December 2005, Mr. Willison served as Dean of the UCLA Anderson School of Management. This appointment followed a 26-year career in the banking industry, most recently as president and chief operating officer of H.F. Ahmanson & Co., the parent company of Home Savings of America. Prior to that, Mr. Willison held several executive positions at First Interstate Bancorp, including chairman and chief executive officer of First Interstate’s Oregon operations and chairman, president, and chief executive officer of First Interstate Bank of California, as well as vice chairman of the bank’s holding company, First Interstate Bancorp. Mr. Willison began his banking career at Bank of America Corp. in 1973. Mr. Willison is a director of Health Net, Inc., an integrated managed care organization, and IndyMac Bancorp, Inc., the parent company of IndyMac Bank.

     Alan Yassky has served as one of our directors (as the National Association of REALTORS® representative) since June 2005. Mr. Yassky is a Class I director. Mr. Yassky has served as the representative of the National Association of REALTORS® on the board of directors of RealSelect, Inc., a wholly-owned subsidiary of the Company, since December 2000. Mr. Yassky has been a Realtor since 1964, and has served as a director of the National Association of REALTORS® since 1984. From 1997 to 2000, Mr. Yassky additionally served as treasurer for the National Association of REALTORS®. Mr. Yassky also founded Rockland Realty in 1964, a real estate firm in New York, which he continues to operate as co-owner.

     Jack D. Dennison has served as our chief operating officer since January 2002. From July 1998 to January 2001, Mr. Dennison served as executive vice president, general counsel and secretary of Healtheon/WebMD (now known as Emdeon Corporation). From 1996 to July 1998, Mr. Dennison served as vice president and deputy general counsel to Computer Sciences Corporation. Prior to that time, Mr. Dennison was general counsel at The Continuum Company, Inc.

     Lewis R. Belote, III has served as our chief financial officer since January 2002. From May 1998 to April 2001, Mr. Belote served as senior vice president, finance of Healtheon/WebMD (now known as Emdeon Corporation). From June 1996 to May 1998, Mr. Belote served as senior vice president and chief financial officer for ActaMed Corporation. Prior to 1996, Mr. Belote served for twelve years with the accounting firm of Ernst & Young LLP.

     Allan P. Merrill has served as executive vice president of strategy and corporate development since October 2001. From April 2000 to October 2001, Mr. Merrill was president of Homebuilder.com, one of our consumer websites. Mr. Merrill joined us following a 13-year tenure, from 1987 to March 2000, with the investment banking firm Warburg Dillon Read (now UBS Investment Bank), where he was a managing director and last served as co-head of the Global Resources Group, overseeing the construction and building materials, chemicals, forest products, mining and energy industry groups. Mr. Merrill is a member of the Policy Advisory Board of the Joint Center for Housing Studies at Harvard University.

     Michael R. Douglas has served as our executive vice president, general counsel, and secretary since October 2002. From 1997 to October 2002, Mr. Douglas served as a product liability consultant. From 1987 to 1997, Mr. Douglas was senior vice president, general counsel and secretary at Fibreboard Corporation. Mr. Douglas has also served as director of law of the Asbestos Claims Facility, litigation counsel for Jim Walter Corporation and as an attorney in private practice.

     Allan D. Dalton has served as president and chief executive officer of REALTOR.com®, one of our consumer websites and the official Internet site of the National Association of REALTORS®, since October 2002. From August 2002 to October 2002, Mr. Dalton served as executive vice president of Coldwell Banker New England Metro, the largest real estate services organization in New England. From January 1998 to August 2002, Mr. Dalton was senior vice president of NRT, a residential real estate brokerage company and a subsidiary of Cendant Corporation. Mr. Dalton’s 20-plus year career in the real estate industry includes 16 years as president and co-owner of an independent real estate brokerage with more than 30 offices. He has also served as executive vice president of Coldwell Banker Hunneman.

     Stephen T. Feltner has served as president of Homebuilder.com, one of our consumer websites and the official new homes site of the National Association of Home Builders, since December 2004. Mr. Feltner has been with us since 1999, holding key management positions in both operations and finance, including Vice President of Operations from February 2003 to December 2004, Assistant to the Chief Executive Officer from June 2002 to February 2003, Vice President of Strategic Planning from August 2001 to June 2002, Director of Strategic Planning from August 2000 to August 2001 and Manager of Sales Operations from April 1999 to July of 2000. Prior to joining us, Mr. Feltner served as the director of operations at Arch Wireless (formerly PageNet, Inc.), based in Los Angeles, California. A graduate of the UCLA Anderson School of Management, Mr. Feltner holds a Master of Business Administration degree.

     Maria L. Pietroforte has served as president of RentNet, one of our consumer websites, since September 2004. Ms. Pietroforte formerly served as president of KSI Management Corporation, one of Greater Washington D.C.’s largest developers of rental properties from 2001 to June 2004. Prior to that, Ms. Pietroforte was president of E&S Ring Company from 1997 to 2001, one of the largest apartment managers in Los Angeles.

MEETINGS AND COMMITTEES OF THE BOARD OF DIRECTORS

     Other than Mr. Long, due to his position as our chief executive officer, Mr. Yassky, due to his position with the National Association of REALTORS®, and Messrs. Anderson and McNamee for reasons described below, the board of directors has determined that each member of the board meets the requirements for being “independent” as defined by applicable law, SEC rules and regulations, and NASDAQ listing standards, each as they may be interpreted and amended from time to time, as well as other legal requirements applicable to us. As described in “Certain Relationships and Related Transactions—Transactions with Elevation Partners,” the Company made $2,321,577 in payments to Elevation in connection with the investment by Elevation in our Series B Preferred Stock. Because of their relationship with Elevation and the payments made by the Company to or on behalf of Elevation in connection with the sale of Series B Preferred Stock, Messrs. Anderson and McNamee are not considered to be independent under NASDAQ listing standards and thus are not considered independent by the board of directors. The board of directors may reevaluate this conclusion if the Company receives an interpretation from NASDAQ of its listing standards that some or all of the payments to Elevation are not required to be counted in applying the applicable test under the NASDAQ independence rule.

     The board of directors held a total of twelve meetings during the year ended December 31, 2005. During that period, each director attended at least 75% of the aggregate of the total number of meetings of the board (held during the period for which he has been a director) and the total number of meetings of all committees of the board on which that director served (during the periods that he served). The board has the following standing committees: an audit committee established in accordance with Section 3(a)(58)(A) of the Securities Exchange Act of 1934, as amended, a management development and compensation committee, and a governance and nominating committee. The charters of these committees, as well as our corporate governance guidelines, code of conduct and business ethics, and other governing documents, can be found on our website at http://ir.move.com/phoenix.zhtml?c=111114&p=irol-govHighlights.

Audit Committee

     The audit committee’s principal functions are to:

  independently and objectively monitor the periodic reporting of our financial condition and results of operations;

  monitor reviews of the adequacy of the accounting and financial reporting processes and systems of internal control conducted by our independent auditors and financial and senior management;

  review and evaluate the independence and performance of our independent auditors;

  approve related party transactions;

  retain and manage the relationship with our independent auditors; and

  facilitate communication among our independent auditors, management and the board of directors.

     Our audit committee consists of Messrs. Klein, Willison and Unruh. Each of the members of the audit committee meets the standards of independence applicable to audit committee members under applicable SEC rules and NASDAQ listing standards. The board has determined that Mr. Unruh meets the requirements of an “audit committee financial expert” as defined in SEC rules and regulations. The audit committee held eleven meetings during 2005. The charter of the audit committee, reflecting amendments made to the charter by the board in 2006, is included as Appendix A to this proxy statement.

Management Development and Compensation Committee

     The management development and compensation committee’s principal functions are to:

  review the ongoing development of our leadership development programs, succession planning, mission statement and operating values;

  review, evaluate and make recommendations to the board of directors with respect to management’s proposals regarding our overall compensation policies, including as they relate to the board, our chief executive officer and other executive officers, and other senior officers and employees; and

  administer and make recommendations to the board with respect to our incentive-compensation plans and equity-based compensation plans.

     Our management development and compensation committee consists of Messrs. Hanauer and Willison. Until March 16, 2005, Mr. Doerr also served as a member of the management development and compensation committee. Each of these directors is a non-employee director within the meaning of Section 16 of the Securities Exchange Act, an outside director within the meaning of Section 162(m) of the Internal Revenue Code and an independent director under applicable NASDAQ listing standards. The management development and compensation committee held four meetings during 2005.

Governance and Nominating Committee

     The governance and nominating committee’s principal functions are to:

  identify and make recommendations to the board of directors on individuals qualified to serve as our board members;

  review and re-evaluate our corporate governance guidelines at least twice per year;

  review and recommend the re-nomination of incumbent directors;

  review and recommend appointments to other committees;

  lead the board in its annual review of the board’s performance; and

  perform other tasks, such as studying the size, committee structure, or meeting frequency of the board.

     Our governance and nominating committee consists of Messrs. Hanauer and Kelvie. Until March 16, 2005, Mr. Doerr also served as a member of the governance and nominating committee. Each of these directors is an independent director under applicable NASDAQ listing standards. The committee held two meetings during 2005.

     The governance and nominating committee will consider all stockholder recommendations for candidates for the board, which should be sent by stockholders to the governance and nominating committee, in the care of our Secretary, in accordance with the timeliness and information requirements of our Bylaws. To facilitate consideration by the governance and nominating committee, the recommendation should also be accompanied by a full statement of the qualifications of the recommended nominee and the consent of the recommending stockholder to be named in our proxy materials. In addition to considering candidates suggested by stockholders, the governance and nominating committee considers potential candidates recommended by current directors, company officers, employees and others.

     Potential new board members are identified, screened, recommended, and nominated by the governance and nominating committee. The governance and nominating committee screens all potential candidates in the same manner regardless of the source of the recommendation. Any vacancy on the board is filled by the affirmative vote of a majority of the independent board members then in office.

     In addition to the mandatory retirement age of 75, the governance and nominating committee has adopted the following criteria for the evaluation of director nominees:

  the board as a whole shall be appropriately diverse with members coming from targeted industries and a variety of career paths and skill sets, including experience in business and management, leadership and strategic planning and crisis response;

  the board seeks to attract members from several industries, including technology, the Internet, real estate, real estate finance or related activities, financial services, media, marketing, accounting and finance, education and other core industries related to Homestore;

  we expect that a preponderance of the board’s members will have occupied positions in senior management, including CEO positions, with companies engaged in the industries referenced above and that the related companies will have generated at least $250 million in revenues annually;

  all board members must be able to meet the time commitment of active board responsibility, and no candidate will be nominated for director if the board determines that such candidate serves on a number of other boards of directors, or has extensive other obligations, that prevent such candidate from meeting the time commitments required for service on the board;

  the board seeks members representing a diversity of skill sets in order to both enable the board to consider the variety of issues it expects to consider, as well as to offer management the kinds of resources they may need to operate more effectively; and

  board members are sought who possess personal integrity and high moral and ethical standards, and who can be expected to be committed to represent the long-term interests of stockholders.

     As part of its settlement of a class action lawsuit in 2003, the Company adopted certain corporate governance principles, including a procedure for the nomination of a new shareholder-nominated director whereby a designee of the California State Teachers’ Retirement System will work in coordination with the chairman of the board to identify potential independent director nominees. The Company paid fees in 2005 to a professional search firm to assist in identifying potential nominees in connection with this process.

     The board provides a process for stockholders to send communications to the entire board or any of the directors individually. Stockholders may send written communications to the board, or to any of the individual directors, in the care of our Secretary. All communications will be compiled by the Secretary and are forwarded to the addressees or distributed at the next scheduled board meeting.

     The board of directors encourages its members to attend our annual meeting of stockholders. Messrs. Hanauer, Kelvie, Klein, Long, Unruh, Willison and Yassky attended our 2005 annual meeting.

DIRECTOR COMPENSATION

     Non-employee directors receive an annual retainer of $25,000 in cash, which is paid in quarterly installments. Each committee chair receives an additional annual retainer of $5,000 in cash, except the chairman of the audit committee receives $10,000 in cash. Each of these directors also receives $1,500 in cash per meeting for each board meeting attended in person (and $1,000 for each telephonic meeting attended after April 4, 2005) that requires a significant commitment of time. In addition, members of the committees of the board receive, depending on the committee, either $2,000 or $1,500 for each committee meeting attended (and either $1,500 or $1,000 for each telephonic meeting attended after April 4, 2005) that requires a significant commitment of time. Mr. Hanauer, in his capacity as chairman of the board, receives an additional annual retainer of $70,000 in cash, which is paid in quarterly installments.

     In June 2005, each non-employee director (other than any director who is entitled to a seat on our board of directors on a contractual basis) was granted 15,000 restricted shares of our common stock under our 1999 Stock Incentive Plan. Mr. Hanauer, in his capacity as chairman of the board, was granted an additional 15,450 restricted shares. No options were included as part of these 2005 grants to directors. Each restricted share will vest three years after the grant date. All restricted stock will immediately vest if the director is not nominated for re-election, is nominated for re-election and is not elected or must resign due to health reasons, or upon such director’s death. Upon a director’s resignation or termination for other reasons, including but not limited to business conflicts with us, all of the director’s unvested restricted stock will be terminated immediately.

     SECURITY OWNERSHIP OF CERTAIN
BENEFICIAL OWNERS AND MANAGEMENT

     The following table sets forth information relating to beneficial ownership of our voting securities as of April 25, 2006, by each stockholder known by us to be the beneficial owner of 5% or more of any class of our voting securities,

  each of our directors,

  each of the executive officers listed in the summary compensation table, and all of our directors and executive officers as a group.

     Unless otherwise noted, the address for each stockholder listed is c/o Homestore, Inc., 30700 Russell Ranch Road, Westlake Village, California 91362.

				Shares of Series A			Shares of Series B
	Shares of Common Stock			Preferred Stock (1)			Preferred Stock (2)
	Beneficially Owned			Beneficially Owned			Beneficially Owned
Name of Beneficial Owner	Number		Percent	Number		Percent	Number		Percent
FMR Corp.	22,154,101	(3)	14.7%	—		—	—		—
82 Devonshire Street
Boston, MA 02109
Roger B. McNamee	24,459,493	(4)(5)	14.0%	—		—	101,189	(6)	100%
Elevation Partners, L.P.	24,092,579	(5)	13.8%	—		—	101,189	(6)	100%
2800 Sand Hill Road
Suite 160
Menlo Park, CA 94025
Fred D. Anderson	24,092,579	(5)	13.8%	—		—	101,189	(6)	100%
TCS Capital GP, LLC	9,225,213	(7)	6.1%	—		—	—		—
888 Seventh Avenue
Suite 1504
New York, NY 10019
AXA Financial, Inc.	7,551,044	(8)	5.0%	—		—	—		—
1290 Ave. of the Americas
New York, NY 10104
W. Michael Long	6,484,558	(9)	4.1%	—		—	—		—
L. John Doerr	4,307,916	(10)	2.9%	—		—	—		—
National Association of	3,975,329		2.6%	1		100%	—		—
REALTORS®
430 North Michigan Ave.
Chicago, IL 60611
Alan Yassky	3,975,329	(11)	2.6%	1	(12)	100%	—		—
Jack D. Dennison	2,974,522	(13)	1.9%	—		—	—		—
Lewis R. Belote, III	2,000,976	(14)	1.3%	—		—	—		—
Allan P. Merrill	1,793,266	(15)	1.2%	—		—	—		—
Allan D. Dalton	1,122,780	(16)	*	—		—	—		—
Joe F. Hanauer	889,604	(17)	*	—		—	—		—
Kenneth K. Klein	153,287	(18)	*	—		—	—		—
Bruce G. Willison	119,362	(19)	*	—		—	—		—
V. Paul Unruh	115,300	(20)	*	—		—	—		—
William E. Kelvie	114,487	(21)	*	—		—	—		—
All 17 directors and executive
officers as a group	50,223,998		26.4%	1		100%	101,189		100%
____________________

*	Represents beneficial ownership of less than 1%.

(1)

We have authorized the issuance of one share of Series A preferred stock, which is held by the National Association of REALTORS®. Although the Series A preferred stockholder is generally not entitled to notice of any stockholders’ meetings or to vote on any matters with respect to any question upon which holders of our common stock or of any other series of our preferred stock have the right to vote, except as may be required by law (in which case, the Series A preferred stock would have one vote per share and would vote together with the common stock as a single class), the holder of Series A preferred stock is entitled to elect one member of our board of directors.

(2)

By virtue of their ownership of all of the outstanding shares of our Series B Preferred Stock, Elevation currently has the right to elect two of our directors. In addition, the Series B Preferred Stock votes as a single class with the common stock on any matter to come before the stockholders of the Company, with each share of Series B Preferred Stock being entitled to cast a number of votes equal to the number of shares of Common Stock into which it is then convertible. Pursuant to the Elevation Stockholders Agreement, Elevation is required to vote their shares in the manner recommended by the board of directors with respect to the election or removal of directors, other than any directors designated by them.

(3)

The information shown is as of December 31, 2005 and is based upon information disclosed by FMR Corp., Edward C. Johnson 3d, Fidelity Management & Research Company, and Fidelity Mid Cap Stock Fund in an amendment to a Schedule 13G filed with the SEC on February 14, 2006. Such persons reported that Edward C. Johnson 3d and FMR Corp., through its control of Fidelity Management & Research Company, and other members of the filing group, have sole power to dispose or to direct the disposition of 22,140,398 shares of our common stock. Sole power to vote these shares resides in the respective boards of trustees of the funds that have invested in the shares. Such persons also reported that Edward C. Johnson 3d and FMR Corp., through its control of Fidelity Management Trust Company, have sole power to dispose or to direct the disposition of and sole power to vote or direct the voting of 11,029 shares of our common stock. Fidelity International Limited, Pembroke Hall, 42 Crow Lane, Hamilton, Bermuda, is the beneficial owner of 2,674 shares of our common stock.

(4)

Includes 15,650 shares of common stock owned by the Roger and Ann McNamee Trust UTAD 3/27/96. Mr. McNamee and his wife are trustees of this trust. Also includes 351,264 shares of common stock held by two Integral Capital Partners investment funds of which Mr. McNamee is a manager of the general partner. Mr. McNamee disclaims beneficial ownership of such shares except to the extent of his pecuniary interest in his distributive share therein.

(5)

Pursuant to Rule 13d-3 under the Exchange Act, Elevation Partners, L.P. (“Elevation Partners”) may be deemed to beneficially own 24,087,279 shares of our common stock, which is issuable upon conversion of the Series B Preferred Stock held by Elevation Partners. Pursuant to Rule 13d-3 under the Exchange Act, Elevation Employee Side Fund, LLC (“Side Fund”) may be deemed to beneficially own 5,300 shares of our common stock, which is issuable upon conversion of the Series B Preferred Stock held by Side Fund.

Each of Mr. Anderson and Mr. McNamee, our two Series B Directors, as well as each of Marc Bodnick, Paul Hewson, Bret Pearlman and John Riccitiello (collectively, the “Managers”) is a manager of Elevation Associates, LLC (“Elevation LLC”), which is the sole general partner of Elevation Associates, L.P. (“Elevation GP”). Elevation GP is the sole general partner of Elevation Partners. Each of the Managers, including Messrs. Anderson and McNamee, is a manager of Elevation Management, LLC (“Elevation Management”), which is the sole managing member of Side Fund. As managers of each of Elevation LLC and Elevation Management, the Managers, including Messrs. Anderson and McNamee, may be deemed to beneficially own any shares of our common stock deemed to be beneficially owned by Elevation LLC or Elevation Management. Elevation LLC may be deemed to beneficially own any shares of our common stock deemed to be beneficially owned by Elevation GP, which may be deemed to beneficially own any shares of our common stock deemed to be beneficially owned by Elevation Partners. Elevation Management may be deemed to beneficially own any shares of our common stock deemed to be beneficially owned by Side Fund. Each of Messrs. Anderson and McNamee disclaims beneficial ownership of such shares except to the extent of his pecuniary interest in his distributive share therein.

Elevation Partners, Elevation GP and Elevation LLC have sole power to dispose and to direct the disposition of and sole power to vote and direct the voting of 24,087,279 shares of our common stock. Side Fund and Elevation Management have sole power to dispose and to direct the disposition of and sole power to vote and direct the voting of 5,300 shares of our common stock. Each of the Managers has shared power to dispose and to direct the disposition of and shared power to vote and direct the voting of the 24,092,579 shares of our common stock held by Elevation Partners and Side Fund.

(6)

Includes approximately 101,167 shares of Series B Preferred Stock held by Elevation Partners and approximately 22 shares of Series B Preferred Stock held by Side Fund. As managers of each of Elevation LLC and Elevation Management, the Managers, including Messrs. Anderson and McNamee, may be deemed to beneficially own any shares of our Series B Preferred Stock deemed to be beneficially owned by Elevation LLC or Elevation Management. Elevation LLC may be deemed to beneficially own any shares of our Series B Preferred Stock deemed to be beneficially owned by Elevation GP, which may be deemed to beneficially own any shares of our Series B Preferred Stock deemed to be beneficially owned by Elevation Partners. Elevation Management may be deemed to beneficially own any shares of our common stock deemed to be beneficially owned by Side Fund. Each of Messrs. Anderson and McNamee disclaims beneficial ownership of such shares except to the extent of his pecuniary interest in his distributive share therein.

(7)

The information shown is as of January 6, 2006 and is based upon information disclosed by TCS Capital GP, LLC and Eric Semler in an amendment to a Schedule 13G filed with the SEC on January 18, 2006. Such persons reported that Eric Semler has sole power to dispose or to direct the disposition of and sole power to vote or direct the voting of 9,225,213 shares of our common stock and that TCS Capital GP, LLC has sole power to dispose or to direct the disposition of and sole power to vote or direct the voting of 9,185,213 of these shares.

(8)

The information shown is as of December 31, 2005 and is based upon information disclosed by AXA Assurances I.A.R.D. Mutuelle, AXA Assurances Vie Mutuelle, AXA Courtage Assurance Mutuelle, (collectively, the “Mutuelles AXA”), AXA and AXA Financial, Inc. in a Schedule 13G filed with the SEC on February 14, 2006. Such persons reported that AXA Financial, Inc. and other members of the filing group have sole power to dispose or to direct the disposition of 7,551,044 shares of our common stock and sole power to vote or direct the voting of 4,924,765 shares of our common stock. The address of the Mutuelles AXA is 26, rue Drougot, 75009 Paris, France and the address of AXA is 25, avenue Matignon, 75008 Paris, France.

(9)

Includes 186,662 shares of restricted stock, none of which will be vested or transferable as of June 24, 2006. Also includes 6,293,750 shares issuable upon the exercise of options that are vested and exercisable as of June 24, 2006.

(10)

Includes 60,300 shares of restricted stock, of which 25,300 shares will not be vested or transferable as of June 24, 2006. Also includes 64,687 shares issuable upon the exercise of options that are held by Mr. Doerr, which are vested and exercisable as of June 24, 2006. Also includes 3,657,895 shares held by Kleiner Perkins Caufield & Byers VIII, 210,967 shares held by KPCB VIII Founders Fund, and 1,615 shares held by KPCB Information Sciences Zaibatsu Fund II. Mr. Doerr is a general partner of KPCB Associates VIII, which is the general partner of each of Kleiner Perkins Caufield & Byers VIII and KPCB VIII Founders Fund, and a general partner of KPCB Associates VII, which is the general partner of KPCB Information Sciences Zaibatsu Fund II. Mr. Doerr disclaims beneficial ownership of these shares except to the extent of his pecuniary interest in these entities. Also includes 2,602 shares in the Brook H. Byers Trust dated 1986 of which Mr. Doerr is trustee, with respect to which Mr. Doerr disclaims beneficial ownership. The address of the Kleiner Perkins Caufield & Byers entities is 2750 Sand Hill Road, Menlo Park, California 94025.

(11)

Includes 3,975,329 shares of common stock held by the National Association of REALTORS®, of which Mr. Yassky currently serves as a director. Mr. Yassky disclaims beneficial ownership of all of these shares.

(12)

Includes one share of Series A Preferred Stock held by the National Association of REALTORS®, of which Mr. Yassky currently serves as a director. Mr. Yassky disclaims beneficial ownership of all of these shares.

(13)	Includes 2,943,750 shares issuable upon the exercise of options that are vested and exercisable as of June 24, 2006.

(14)	Includes 1,970,625 shares issuable upon the exercise of options that are vested and exercisable as of June 24, 2006.

(15)	Includes 1,763,540 shares issuable upon the exercise of options that are vested and exercisable as of June 24, 2006.

(16)	Includes 1,111,456 shares issuable upon the exercise of options that are vested and exercisable as of June 24, 2006.

(17)

Includes 267,788 shares of restricted stock, of which 56,200 shares will not be vested or transferable as of June 24, 2006. Also includes 215,468 shares issuable upon the exercise of options that are held by Mr. Hanauer that are vested and exercisable as of June 24, 2006. Also includes 406,348 shares held by Ingleside Interests, L.P. Mr. Hanauer is a general partner of this entity. Mr. Hanauer disclaims beneficial ownership of these shares except to the extent of his pecuniary interest in this entity.

(18)

Includes 72,300 shares of restricted stock, of which 25,300 shares will not be vested or transferable as of June 24, 2006. Also includes 73,187 shares issuable upon the exercise of options that are vested and exercisable as of June 24, 2006.

(19)

Includes 85,300 shares of restricted stock, of which 25,300 shares will not be vested or transferable as of June 24, 2006. Also includes 34,062 shares issuable upon the exercise of options that are vested and exercisable as of June 24, 2006.

(20)

Includes 85,300 shares of restricted stock, of which 25,300 shares will not be vested or transferable as of June 24, 2006. Also includes 30,000 shares issuable upon the exercise of options that are vested and exercisable as of June 24, 2006.

(21)

Includes 72,300 shares of restricted stock, of which 25,300 shares will not be vested or transferable as of June 24, 2006. Also includes 42,187 shares issuable upon the exercise of options that are vested and exercisable as of June, 2006.

EXECUTIVE COMPENSATION

SUMMARY COMPENSATION TABLE

     The following table sets forth all compensation paid for services in 2005, 2004, and 2003 to all persons who served as our chief executive officer during 2005 and our other four most highly compensated executive officers during 2005. We collectively refer to these persons as the “named executive officers.”

Summary Compensation Table

					Long Term
			Annual Compensation		Compensation
Name and Principal				Other Annual	Securities Underlying	Restricted		All Other
Position	Year	Salary($)	Bonus($)	Compensation($)	Options(#)	Shares($)		Compensation($)
W. Michael Long	2005	500,000	775,000	—	2,300,000	—		—
Chief Executive	2004	500,000	500,000	—	1,000,000	250,000	(1)	—
Officer	2003	500,000	500,000	—	—	300,000	(2)	—

Jack D. Dennison	2005	400,000	620,000	—	500,000	—		6,300	(3)
Chief Operating	2004	400,000	400,000	—	500,000	—		—
Officer	2003	400,000	425,000	—	—	—		6,775	(4)

Allan D. Dalton	2005	325,000	630,000	—	350,000	—		2,311	(3)
President and CEO,	2004	325,000	406,250	—	350,000	—		—
REALTOR.com®	2003	325,000	425,000	17,526 (5)	—	—		90,933	(6)

Lewis R. Belote, III	2005	350,000	540,000	—	350,000	—		6,300	(3)
Chief Financial	2004	350,000	350,000	—	350,000	—		—
Officer	2003	350,000	350,000	—	—	—		—

Allan P. Merrill	2005	325,000	550,000	—	350,000	—		6,300	(3)
Executive Vice	2004	325,000	325,000	—	350,000	—		—
President, Strategy	2003	325,000	350,000	—	550,001 (7)	—		—
and Corporate
Development
____________________

(1)

Represents 115,740 shares of restricted stock granted to Mr. Long on March 17, 2005 in consideration for his services to us during 2004. These shares will vest in full on March 17, 2008. The aggregate number of shares of restricted stock held by Mr. Long as of December 31, 2005 was 186,662. The aggregate value of restricted stock held by Mr. Long as of December 31, 2005 was $951,977.

(2)	Represents 70,922 shares of restricted stock granted to Mr. Long on March 31, 2004 in consideration for his services to us during 2003. These shares will vest in full on March 31, 2007.

(3)	Represents amounts contributed by us as a match of participant’s 401(k) contributions.

(4)	Represents relocation expenses paid by us.

(5)	Represents amounts reimbursed for the payment of taxes and tax gross-up amounts associated with relocation expenses.

(6)	Represents $13,357 of expense paid by us for travel on an airplane indirectly owned by Mr. Long, and $77,576 of relocation expenses paid by us.

(7)	50,001 of which were granted in connection with an option exchange offer in which we offered our employees the opportunity to exchange all outstanding options granted to them (or assumed by us) between August 5, 1999 (the date of our initial public offering) and December 31, 2001 for new options.

STOCK OPTION GRANTS IN 2005

     The following table sets forth grants of stock options to the named executive officers in 2005.

     All options granted to the named executive officers in 2005 are either incentive stock options or nonqualified stock options. The options expire ten years from the date of grant and were granted at an exercise price equal to the fair market value of our common stock on the date of grant.

     Potential realizable values are computed by (a) multiplying the number of shares of common stock subject to a given option by the exercise price per share, (b) assuming that the aggregate stock value derived from that calculation compounds at the annual 5% or 10% rates shown in the table for the entire ten-year term of the option, and (c) subtracting from that result the aggregate option exercise price. The 5% and 10% assumed annual rates of stock price appreciation are provided in accordance with the rules of the SEC and do not represent our estimate or projection of future common stock prices.

	Number of		Percent of			Potential Realizable Value of
	Securities		Total Options			Assumed Annual Rates of Stock
	Underlying		Granted to	Exercise		Price Appreciation for
	Options		Employees in	Price	Expiration	Option Term ($)
Name	Granted (#)		2005	($/Sh)	Date	5%	10%
W. Michael Long	2,300,000	(1)	32.71%	2.16	3/17/2015	3,124,349	7,917,713
Jack D. Dennison	500,000	(1)	7.11%	2.16	3/17/2015	679,206	1,721,242
Allan D. Dalton	350,000	(1)	4.98%	2.16	3/17/2015	475,444	1,204,869
Lewis R. Belote, III	350,000	(1)	4.98%	2.16	3/17/2015	475,444	1,204,869
Allan P. Merrill	350,000	(1)	4.98%	2.16	3/17/2015	475,444	1,204,869
____________________

(1)	Option vests ratably on a quarterly basis over four years beginning on March 17, 2005.

     The percentage of total options granted to employees is based on options to purchase a total of 7,031,000 shares of our common stock granted during 2005. If exercised, the options granted to employees would represent 4.71% of the total number of shares of our common stock outstanding at December 31, 2005.

AGGREGATED OPTION EXERCISES IN 2005 AND OPTION VALUES AT DECEMBER 31, 2005

     The following table sets forth the number of shares of common stock subject to exercisable and unexercisable stock options held as of December 31, 2005 by the named executive officers. No stock options were exercised by the named executive officers in 2005. Also reported are values of in-the-money options, which represent the positive spread between the exercise prices of outstanding stock options and the fair market value of $5.10 per share, which was the closing price of our common stock on December 30, 2005.

			Number of
	Number of		Securities Underlying		Value of Unexercised
	Shares		Unexercised Options at		In-the-Money Options at
	Acquired on	Value	12/31/05		12/31/05 ($)
Name	Exercise	Realized	Exercisable	Unexercisable	Exercisable	Unexercisable
W. Michael Long	—	—	5,831,250	2,668,750	18,648,563	6,491,438
Jack D. Dennison	—	—	2,793,750	806,250	8,965,969	1,693,031
Allan D. Dalton	—	—	916,144	733,856	3,834,665	2,022,335
Lewis R. Belote, III	—	—	1,867,030	562,970	5,980,272	1,180,428
Allan P. Merrill	—	—	1,596,352	803,649	4,529,885	1,630,119

EMPLOYMENT-RELATED AGREEMENTS

Mr. Long

     We entered into an employment agreement with Mr. Long dated as of March 6, 2002 that provides for his employment as our chief executive officer.

     Mr. Long’s employment agreement provides for annual base salary of $500,000. We provided Mr. Long a signing bonus of $500,000 that was paid in four equal quarterly installments, the last of which was paid on January 31, 2003. Under his 2005 executive bonus plan, Mr. Long was also eligible to receive a performance bonus of up to twice his annual base salary for 2005; he received $775,000.

     We granted Mr. Long a “Sign-On Option,” which fully vested on January 24, 2002, to purchase 1,300,000 shares of our common stock at an exercise price of $1.76 per share. We also granted Mr. Long a “Principal Option” to purchase 3,900,000 shares of our common stock at an exercise price of $1.76 per share. Mr. Long’s Principal Option vested ratably on a monthly basis over 48 months beginning on February 1, 2002 and is now fully vested.

     The Sign-On Option and Principal Option may be exercised after a termination of employment (but no later than their expiration date, January 23, 2012) as follows: (i) within 90 days after termination for cause; (ii) within one year after voluntary termination prior to a change in control; or (iii) within three years after termination for any other reason.

     We agreed to provide residential accommodations to Mr. Long within reasonable commuting distance of our offices, with costs not to exceed $5,000 per month. We will reimburse Mr. Long the actual and reasonable fixed operating costs and the actual and reasonable business related variable operating costs of an airplane indirectly owned by him; Mr. Long was reimbursed approximately $1.68 million for the use of this airplane in 2005. We also will reimburse him for actual and reasonable business expenses. If the foregoing reimbursements are subject to federal or state income taxes, we will pay an amount necessary to place Mr. Long in the same after-tax position as he would have been in had no such taxes been imposed.

     If there is a termination of employment without cause, a termination for death or disability or a constructive termination of employment, whether or not in connection with a change in control, subject to his execution of a release of claims, Mr. Long will receive an amount equal to his annual base salary and his full annual bonus for the fiscal year in which the termination occurs, payable in equal installments over twelve months.

     In the event that any portion of the amounts payable are subject to the excise tax imposed by Section 4999 of the Internal Revenue Code, we will pay Mr. Long an amount necessary to place him in the same after-tax position as he would have been in had no such excise tax been imposed.

     On May 11, 2004, we granted Mr. Long options to purchase 1,000,000 shares of our common stock at an exercise price of $4.09 per share. An option to purchase 750,000 shares of our common stock vests ratably on a quarterly basis over four years beginning on May 11, 2004, and an option to purchase 250,000 shares of our common stock vests in full either on (i) May 11, 2007, if the Company meets certain performance criteria for the fiscal year ended December 31, 2006, or (ii) May 11, 2009, if the Company fails to meet such performance criteria. In the event of termination upon a change of control, or termination without cause in the absence of a change of control, subject to his provision of transition services if requested and his execution of a release of claims, such options will vest and become exercisable for a period of one year following such termination.

     On March 17, 2005, we granted Mr. Long options to purchase 2,300,000 shares of our common stock at an exercise price of $2.16 per share. This option vests ratably on a quarterly basis over four years beginning on March 17, 2005. In the event of termination upon a change of control, or termination without cause in the absence of a change of control, subject to his provision of transition services if requested and his execution of a release of claims, such options will vest and become exercisable for a period of one year following such termination.

Mr. Dennison

     We entered into an employment agreement with Mr. Dennison dated as of March 6, 2002 that provides for his employment as our chief operating officer.

     Mr. Dennison’s employment agreement provides for annual base salary of $400,000. We provided Mr. Dennison a signing bonus of $400,000 that was paid in four equal quarterly installments, the last of which was paid on January 31, 2003. Under his 2005 executive bonus plan, Mr. Dennison was also eligible to receive a performance bonus of up to twice his annual base salary for 2005; he received $620,000.

     We granted Mr. Dennison a “Sign-On Option,” which fully vested on January 24, 2002, to purchase 650,000 shares of our common stock at an exercise price of $1.76 per share. We also granted Mr. Dennison a “Principal Option” to purchase 1,950,000 shares of our common stock at an exercise price of $1.76 per share. Mr. Dennison’s Principal Option vested ratably on a monthly basis over 48 months beginning on February 1, 2002 and is now fully vested.

     The Sign-On Option and Principal Option may be exercised after a termination of employment (but no later than their expiration date, January 23, 2012) as follows: (i) within 90 days after termination for cause; (ii) within one year after voluntary termination prior to a change in control; or (iii) within three years after termination for any other reason.

     We reimburse Mr. Dennison for actual and reasonable business expenses. In addition, Mr. Dennison was reimbursed for reasonable expenses associated with his relocation to our headquarters as described above under “Summary Compensation Table.” If the foregoing reimbursements are subject to federal or state income taxes, we will pay an amount necessary to place Mr. Dennison in the same after-tax position as he would have been in had no such taxes been imposed.

     If there is a termination of employment without cause, a termination for death or disability or a constructive termination of employment, whether or not in connection with a change in control, subject to his execution of a release of claims, Mr. Dennison will receive an amount equal to his annual base salary and his full annual bonus for the fiscal year in which the termination occurs, payable in equal installments over twelve months.

     In the event that any portion of the amounts payable are subject to the excise tax imposed by Section 4999 of the Internal Revenue Code, we will pay Mr. Dennison an amount necessary to place him in the same after-tax position as he would have been in had no such excise tax been imposed.

     On May 11, 2004, we granted Mr. Dennison options to purchase 500,000 shares of our common stock at an exercise price of $4.09 per share. An option to purchase 375,000 shares of our common stock vests ratably on a quarterly basis over four years beginning on May 11, 2004, and an option to purchase 125,000 shares of our common stock vests in full either on (i) May 11, 2007, if the Company meets certain performance criteria for the fiscal year ended December 31, 2006, or (ii) May 11, 2009, if the Company fails to meet such performance criteria. In the event of termination upon a change of control, or termination without cause in the absence of a change of control, subject to his provision of transition services if requested and his execution of a release of claims, such options will vest and become exercisable for a period of one year following such termination.

     On March 17, 2005, we granted Mr. Dennison options to purchase 500,000 shares of our common stock at an exercise price of $2.16 per share. This option vests ratably on a quarterly basis over four years beginning on March 17, 2005. In the event of termination upon a change of control, or termination without cause in the absence of a change of control, subject to his provision of transition services if requested and his execution of a release of claims, such options will vest and become exercisable for a period of one year following such termination.

Mr. Dalton

     On September 30, 2002, we entered into an executive retention and severance agreement with Mr. Dalton pursuant to which he agreed to serve as President and CEO of REALTOR.com®. Additionally, we entered into a compensation arrangement with Mr. Dalton that provides for annual base salary of $325,000. Under his 2005 executive bonus plan, Mr. Dalton was also eligible to receive a performance bonus of up to twice his annual base salary for 2005; he received $630,000.

     We reimburse Mr. Dalton for actual and reasonable business expenses. In addition, as described above under “Summary Compensation Table,” Mr. Dalton was reimbursed for reasonable expenses associated with his relocation to our headquarters. This included taxes and tax gross-up amounts associated with payments made to relocate Mr. Dalton to our headquarters. We purchased a residence in the fourth quarter of 2002 from Mr. Dalton for $1.95 million, based on its appraised value, to facilitate his move to our headquarters. We sold this house in 2004 for approximately $1.4 million, net of commissions and operating costs.

     Effective October 8, 2002, we granted Mr. Dalton an option to purchase 1,200,000 shares of our common stock at an exercise price of $0.39 per share. This option vested as to 250,000 shares on the date of grant and the remainder vests ratably on a monthly basis over 48 months beginning on November 1, 2002.

     In the event of a termination without cause, subject to his provision of transition services if requested and his execution of a release of claims, Mr. Dalton will receive a lump sum payment in an amount equal to his annual base salary, payment of his continued medical coverage premiums for up to 12 months, and a payment in an amount equal to 50% of his target bonus for the year in which his termination occurs (the “Minimum Bonus Payment”). In addition, if the termination occurs after June 30 of any year, and before January 1 of the next year, and our financial performance goals for the year have been achieved, we will pay Mr. Dalton a prorated portion of his target bonus less his Minimum Bonus Payment. All equity awards Mr. Dalton was granted by us prior to September 30, 2002 will vest and any such options will remain exercisable for a period of 12 months following the later of his termination date or the end of any transition services period.

     On May 11, 2004, we granted Mr. Dalton options to purchase 350,000 shares of our common stock at an exercise price of $4.09 per share. An option to purchase 262,500 shares of our common stock vests ratably on a quarterly basis over four years beginning on May 11, 2004, and an option to purchase 87,500 shares of our common stock vests in full either on (i) May 11, 2007, if the Company meets certain performance criteria for the fiscal year ended December 31, 2006, or (ii) May 11, 2009, if the Company fails to meet such performance criteria. In the event of termination upon a change of control, or termination without cause in the absence of a change of control, subject to his provision of transition services if requested and his execution of a release of claims, such options will vest and become exercisable for a period of one year following such termination.

     On March 17, 2005, we granted Mr. Dalton options to purchase 350,000 shares of our common stock at an exercise price of $2.16 per share. This option vests ratably on a quarterly basis over four years beginning on March 17, 2005. In the event of termination upon a change of control, or termination without cause in the absence of a change of control, subject to his provision of transition services if requested and his execution of a release of claims, such options will vest and become exercisable for a period of one year following such termination.

Mr. Belote

     We entered into an employment agreement with Mr. Belote dated as of March 6, 2002 that provides for his employment as our chief financial officer.

     Mr. Belote’s employment agreement provides for annual base salary of $350,000. We provided Mr. Belote a signing bonus of $350,000 that was paid in four equal quarterly installments, the last of which was paid on January 31, 2003. Under his 2005 executive bonus plan, Mr. Belote was also eligible to receive a performance bonus of up to twice his annual base salary for 2005; he received $540,000.

     We granted Mr. Belote a “Sign-On Option,” which fully vested on January 24, 2002, to purchase 432,500 shares of our common stock at an exercise price of $1.76 per share. We also granted Mr. Belote a “Principal Option” to purchase 1,297,500 shares of our common stock at an exercise price of $1.76 per share. Mr. Belote’s Principal Option vested ratably on a monthly basis over 48 months beginning on February 1, 2002 and is now fully vested.

     The Sign-On Option and Principal Option may be exercised after a termination of employment (but no later than their expiration date, January 23, 2012) as follows: (i) within 90 days after termination for cause; (ii) within one year after voluntary termination prior to a change in control; or (iii) within three years after termination for any other reason.

     We agreed to provide residential accommodations to Mr. Belote within reasonable commuting distance of our offices, with costs not to exceed $5,000 per month. We will reimburse Mr. Belote for actual and reasonable business expenses. If the foregoing reimbursements are subject to federal or state income taxes, we will pay an amount necessary to place Mr. Belote in the same after-tax position as he would have been in had no such taxes been imposed.

     If there is a termination of employment without cause, a termination for death or disability or a constructive termination of employment, whether or not in connection with a change in control, subject to his execution of a release of claims, Mr. Belote will receive an amount equal to his annual base salary and his full annual bonus for the fiscal year in which the termination occurs, payable in equal installments over twelve months.

     In the event that any portion of the amounts payable are subject to the excise tax imposed by Section 4999 of the Internal Revenue Code, we will pay Mr. Belote an amount necessary to place him in the same after-tax position as he would have been in had no such excise tax been imposed.

     On May 11, 2004, we granted Mr. Belote options to purchase 350,000 shares of our common stock at an exercise price of $4.09 per share. An option to purchase 262,500 shares of our common stock vests ratably on a quarterly basis over four years beginning on May 11, 2004, and an option to purchase 87,500 shares of our common stock vests in full either on (i) May 11, 2007, if the Company meets certain performance criteria for the fiscal year ended December 31, 2006, or (ii) May 11, 2009, if the Company fails to meet such performance criteria. In the event of termination upon a change of control, or termination without cause in the absence of a change of control, subject to his provision of transition services if requested and his execution of a release of claims, such options will vest and become exercisable for a period of one year following such termination.

     On March 17, 2005, we granted Mr. Belote options to purchase 350,000 shares of our common stock at an exercise price of $2.16 per share. This option vests ratably on a quarterly basis over four years beginning on March 17, 2005. In the event of termination upon a change of control, or termination without cause in the absence of a change of control, subject to his provision of transition services if requested and his execution of a release of claims, such options will vest and become exercisable for a period of one year following such termination.

Mr. Merrill

     On April 24, 2002, we entered into an executive retention and severance agreement with Mr. Merrill pursuant to which he agreed to continue to serve as executive vice president of strategy and corporate development. Additionally, we entered into a new compensation arrangement with Mr. Merrill that provides for annual base salary of $325,000, effective January 21, 2002. Under his 2005 executive bonus plan, Mr. Merrill was also eligible to receive a performance bonus of up to twice his annual base salary for 2005; he received $550,000.

     Effective January 17, 2002, we granted Mr. Merrill an option to purchase 450,000 shares of our common stock at an exercise price of $2.25 per share. This option vests ratably on a monthly basis over 48 months beginning on February 1, 2002. Additionally, effective January 24, 2002, we granted Mr. Merrill an option to purchase 700,000 shares of our common stock at an exercise price of $1.76 per share. This option vested as to 87,500 shares on July 24, 2002 and the remainder vests ratably on a monthly basis over 42 months beginning on August 1, 2002.

     In the event of a termination without cause, subject to his provision of transition services if requested and his execution of a release of claims, Mr. Merrill will receive a lump sum payment in an amount equal to his annual base salary, payment of his continued medical coverage premiums for up to 12 months, and a payment in an amount equal to 50% of his target bonus for the year in which his termination occurs (the “Minimum Bonus Payment”). In addition, if the termination occurs after June 30 of any year, and before January 1 of the next year, and our financial performance goals for the year have been achieved, we will pay Mr. Merrill a prorated portion of his target bonus less his Minimum Bonus Payment. All equity awards Mr. Merrill was granted by us prior to April 24, 2002 will vest and any such options will remain exercisable for a period of 12 months following the later of his termination date or the end of any transition services period.

     On March 31, 2003, we granted Mr. Merrill an option to purchase 50,001 shares of our common stock at an exercise price of $0.56 per share. This option vests ratably on a monthly basis over 36 months beginning on April 30, 2003. Additionally, on November 24, 2003, we granted Mr. Merrill an option to purchase 500,000 shares of our common stock at an exercise price of $3.24 per share. This option vested as to 125,000 shares on November 24, 2004 and the remainder vests ratably on a monthly basis over 36 months beginning on December 24, 2004.

     On May 11, 2004, we granted Mr. Merrill options to purchase 350,000 shares of our common stock at an exercise price of $4.09 per share. An option to purchase 262,500 shares of our common stock vests ratably on a quarterly basis over four years beginning on May 11, 2004, and an option to purchase 87,500 shares of our common stock vests in full either on (i) May 11, 2007, if the Company meets certain performance criteria for the fiscal year ended December 31, 2006, or (ii) May 11, 2009, if the Company fails to meet such performance criteria. In the event of termination upon a change of control, or termination without cause in the absence of a change of control, subject to his provision of transition services if requested and his execution of a release of claims, such options will vest and become exercisable for a period of one year following such termination.

     On March 17, 2005, we granted Mr. Merrill options to purchase 350,000 shares of our common stock at an exercise price of $2.16 per share. This option vests ratably on a quarterly basis over four years beginning on March 17, 2005. In the event of termination upon a change of control, or termination without cause in the absence of a change of control, subject to his provision of transition services if requested and his execution of a release of claims, such options will vest and become exercisable for a period of one year following such termination.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

OPERATING AGREEMENT WITH THE NATIONAL ASSOCIATION OF REALTORS®

     In November 1996, we entered into an operating agreement with the National Association of REALTORS® (the “NAR”), which governs how our subsidiary, RealSelect, Inc., operates the REALTOR.com® web site on behalf of the NAR. For a description of the operating agreement, please see Item 1 of our Annual Report on Form 10-K for the fiscal year ended December 31, 2005.

     Under our operating agreement as originally entered into with the NAR, we were required to make quarterly royalty payments of up to 15% of RealSelect’s operating revenue in the aggregate to the NAR and the entities that provide us the information for our real property listings (“data content providers”).

     In 2002, we and the NAR amended the NAR operating agreement. In accordance with the operating agreement, as amended, we paid $1,500,000 to the NAR in 2005 and will make the following fixed payments to the NAR:

  For 2006, we must pay $1,542,000 in four installments of $385,500 due on the last day of each calendar quarter of 2006.

  For 2007 and beyond, we must pay the amount due during the prior calendar year plus or minus, as the case may be, the percentage change in the Consumer Price Index for the prior calendar year, in four equal installments due on the last day of each calendar quarter for that calendar year.

TRANSACTIONS WITH ELEVATION PARTNERS

     On November 29, 2005, pursuant to the terms and conditions of a Preferred Stock Purchase Agreement dated as of November 6, 2005 which we entered into with Elevation Partners, we sold an aggregate of 100,000 shares of our Series B Preferred Stock to Elevation Partners and Side Fund for an aggregate purchase price of $100 million. For a description of the Series B Preferred Stock, please see Note 15, “Series B Convertible Preferred Stock” to our Consolidated Financial Statements contained in Item 8 of our Annual Report on Form 10-K for the fiscal year ended December 31, 2005.

     Pursuant to the Elevation Stockholders Agreement, we agreed that, subject to the terms and conditions of the Elevation Stockholders Agreement, Elevation may designate or nominate up to two of our directors. On December 8, 2005, as contemplated by the Elevation Stockholders Agreement, Mr. Anderson and Mr. McNamee were elected as directors to fill newly-created seats on our board. Each of Mr. Anderson and Mr. McNamee is a manager of each of Elevation LLC and Elevation Management. Elevation LLC is the sole general partner of Elevation GP, which is the sole general partner of Elevation Partners. Elevation Management is the sole managing member of Side Fund.

     In connection with the sale of our Series B Preferred Stock to Elevation, we made the following payments in 2005:

(i)	a $1,000,000 million transaction fee to Elevation Management;

(ii)

a $163,765 payment to Elevation Management to reimburse it for professional fees it paid to consultants and travel expenses associated with the due diligence investigation of us conducted on behalf of Elevation in connection with the purchase of our Series B Preferred Stock; and

(iii)

direct payments in an aggregate amount of $1,157,812 to a law firm and an accounting firm for legal and accounting fees and expenses incurred in connection with services rendered by each of them to Elevation in connection with the purchase of our Series B Preferred Stock.

LOANS TO AND TRANSACTIONS WITH EXECUTIVE OFFICERS

     As part of an employment agreement entered into in 2002, we reimburse Mr. Long for the actual and reasonable fixed operating costs and the actual and reasonable business related variable operating costs of an airplane that is owned indirectly by him. Total reimbursement for usage in 2005 was approximately $1.68 million.

REPORT OF THE AUDIT COMMITTEE

To The Board of Directors:

     The Audit Committee of the Board of Directors of Homestore, Inc. (the “Company”) reviewed and discussed the audited financial statements for the year ended December 31, 2005 with Company management and with Ernst & Young LLP, the Company’s independent registered public accounting firm. The Audit Committee also discussed with the independent auditors the matters required to be discussed by Statement on Auditing Standards No. 61, Communication with Audit Committees, as then in effect. The Audit Committee received the written disclosures and the letter from the independent auditors required by Independence Standards Board Standard No. 1, Independence Discussions with Audit Committees, as then in effect, and has discussed with the auditors their independence. Based on the review and discussions described in this Report, the Audit Committee recommended to the Board of Directors that the audited financial statements be included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2005 for filing with the Securities and Exchange Commission.

     The written charter of the Audit Committee reflecting amendments made to the charter by the Board of Directors in 2006 is included as Appendix A to the Company’s proxy statement in which this Report is to be included.

By the Audit Committee
of the Board of Directors

KENNETH K. KLEIN, Chairman
V. PAUL UNRUH
BRUCE G. WILLISON

INDEPENDENT AUDITORS

     The Audit Committee has retained Ernst & Young as our independent certified public accountants to audit the our consolidated financial statements for the year ending December 31, 2006. Representatives of Ernst & Young are expected to be present at the annual meeting, with the opportunity to make a statement should they desire to do so, and to be available to respond to questions, as appropriate.

FEES BILLED FOR SERVICES RENDERED BY INDEPENDENT AUDITORS

     Ernst & Young LLP (“Ernst & Young”) served as the Company’s principal independent accountants to audit the Company’s financial statements for the fiscal years ended December 31, 2004 and December 31, 2005. The fees billed in the fiscal years ended December 31, 2004 and December 31, 2005 for Ernst & Young’s services to us were:

	Year ended	Year ended
	December 31, 2004	December 31, 2005
Audit Fees (1)	$2,892,000	$1,956,000
Audit-Related Fees (2)	—	—
Tax Fees (3)	94,000	253,000
All Other Fees (4)	—	—
Total Fees	$2,986,000	$2,209,000
____________________

(1)

“Audit fees” are fees billed by the independent auditors for professional services for the audit of the consolidated financial statements included in our Form 10-K and review of financial statements included in our Form 10-Qs, or for services that are normally provided by the auditors in connection with statutory and regulatory filings or engagements.

(2)

“Audit-related fees” are fees billed by the independent auditors for assurance and related services that are reasonably related to the performance of the audit or review of the financial statements, and are not reported under audit fees.

(3)	“Tax fees” are fees billed by the independent auditors for professional services for tax compliance, tax advice, and tax planning.

(4)

“All other fees” are fees billed by the independent auditors to the Company for any services not included in the first three categories, and include fees for accounting services provided to us and in connection with our response to inquires from the SEC.

     The audit committee’s policy is to approve in advance all audit and permitted non-audit services provided by the independent accountant. In 2005, the audit committee approved in advance any services provided by the independent auditors and the related fees. Those services only involved accounting consultation and general corporate tax services. In addition, in December 2003, the audit committee authorized the committee’s audit committee financial expert to pre-approve on behalf of the audit committee permitted auditing and non-auditing services of $50,000 or less to be provided by Ernst & Young or any other accounting services firms, with the audit committee financial expert to report each pre-approval of services to the full committee at its next scheduled meeting after such pre-approval.

     None of the audit and non-audit services described above were approved by the audit committee pursuant to the waiver of pre-approval provisions set forth in applicable rules of the SEC.

REPORT OF THE MANAGEMENT DEVELOPMENT AND COMPENSATION COMMITTEE

To The Board of Directors:

     The Management Development and Compensation Committee (the “Committee”) of the Board of Directors of Homestore, Inc. (the “Company”) makes final decisions regarding compensation and grants of incentive and equity awards to executive officers and directors.

GENERAL COMPENSATION POLICY

     The Committee acts on behalf of the board of directors to establish the general compensation policy of the Company. The Committee reviews base salary levels, target bonuses, and other elements of compensation for the chief executive officer (“CEO”) and other executive officers of the Company each year. The Committee also administers the Company’s incentive and equity plans, including the Company’s 1999 Stock Incentive Plan and 2002 Stock Incentive Plan. The Committee believes that, to help the Company become a strong, profitable, and attractive enterprise, a proper combination of cash and equity compensation provides the best incentive to attract talented management, encourage outstanding performance and align management and stockholder interests.

     The Committee’s philosophy in compensating executive officers of the Company is to relate compensation to corporate, business unit and individual performance, and increases in shareholder value, while providing a total compensation package that is competitive and enables the Company to attract, motivate, reward and retain key executives and employees. Consistent with this philosophy, annual salary adjustments and the cash incentive component of executive officer compensation is determined after a review of the Company’s and individual’s performance for the previous year. The long-term equity incentives for executive officers may be stock options and/or restricted stock granted under the Company’s stock incentive plans. In order to ensure that the compensation program is competitive and appropriate, the Committee has from time to time retained an independent consulting firm to review the compensation policy for Company executives and to compare it to executive compensation provided by other companies considered comparable to the Company in terms of size, type of business, performance, position and compensation philosophy. The Committee also uses salary surveys obtained from time to time for reference purposes, but it does not target salaries to a specific level of comparable compensation.

2005 EXECUTIVE COMPENSATION

     Executive compensation for 2005 included base salary, cash bonuses, and stock option grants. Base salaries for the Company’s executive officers are evaluated annually and are based on the executive’s contribution to Company performance, level of responsibility, experience and breadth of knowledge. In the second quarter of 2005, the Committee approved a bonus plan for 2005 for the Company’s executives for performance based on the following measures: Company results of operations, Company financial position, and the executive’s individual contribution to the Company’s results.

     The Company in the past has relied heavily on long-term equity-based compensation to compensate and incentivize its executive officers. In 2005, stock options were granted to certain executive officers to aid in retaining them and to align their interests with those of the stockholders. Stock options typically have been granted to executive officers when the executive first joins the Company, in connection with a significant change in responsibilities and periodically to achieve equity within the executive’s peer group and comparable companies. The number of shares subject to options granted is within the discretion of the Committee and is based on the executive’s anticipated future contribution to corporate and/or business unit results, past performance, and work consistency within the executive’s peer group.

2005 CEO COMPENSATION

     As described in the section of the Company’s proxy statement in which this Report is to be included entitled “Employment-Related Agreements,” the Company entered into an employment agreement with Mr. Long with respect to his services as CEO commencing in January 2002. The Committee’s executive compensation philosophy described above applies in all respects to Mr. Long. The Committee believes that Mr. Long’s base salary for 2005, $500,000, was commensurate with the compensation paid to chief executive officers with similar experience at comparable companies. Mr. Long was awarded a $775,000 cash bonus for 2005 related to his continuing contributions to the Company’s restructuring and integration efforts, achievement of the Company’s first calendar year of positive net income and the achievement of individual performance objectives set by the Committee.

SECTION 162(m) OF THE INTERNAL REVENUE CODE OF 1986

     Section 162(m) of the Internal Revenue Code of 1986, as amended, disallows the deduction for certain compensation in excess of $1 million paid to certain executive officers of the Company, unless the compensation qualifies as “performance-based” as defined in the Code and applicable regulations. In order to maintain flexibility, the Committee reserves the discretion to determine whether to seek to comply with the requirements of 162(m) based on the goals and objectives established by the Committee. The Company believes that stock options granted in 2005 satisfy the requirements for “performance-based compensation,” but all other compensation of executives in 2005 was subject to the Section 162(m) limits on deductibility.

By the Management Development and Compensation
Committee of the Board of Directors

BRUCE G. WILLISON, Chairman
JOE F. HANAUER

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

     As of January 1, 2005, the management development and compensation committee was composed of three non-employee directors, Messrs. Hanauer, Doerr and Willison, none of whom have any interlocking relationships as defined by the SEC. In March 2005, Mr. Doerr resigned from the management development and compensation committee. During the remainder of 2005, this committee was composed of Messrs. Hanauer and Willison, who are the current members of this committee.

STOCK PERFORMANCE GRAPH

     The following graph compares, for the period beginning December 29, 2000 through December 30, 2005, during which our common stock has been registered under Section 12 of the Exchange Act (including the period from November 18, 2002 through January 2, 2004 during which our common stock was listed on the NASDAQ SmallCap Market), the cumulative total stockholder return for our common stock, The NASDAQ National Market Index (U.S. Companies), and the Hemscott Group Index (formerly Media General’s Internet and Software Services Index). The results reflected in the graph assume the investment of $100 on December 31, 2000 in our common stock and those indices and reinvestment of dividends by those companies that paid dividends. The information contained in this graph was prepared by Hemscott, Inc.

      COMPARE CUMULATIVE TOTAL RETURN
AMONG HOMESTORE, INC.,
NASDAQ MARKET INDEX AND HEMSCOTT GROUP INDEX

ASSUMES $100 INVESTED ON DEC. 31, 2000
ASSUMES DIVIDEND REINVESTED
FISCAL YEAR ENDING DEC. 31, 2005

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

     Section 16(a) of the Exchange Act requires our directors, executive officers and beneficial owners of more than 10% of our common stock (the “Reporting Persons”), to file with the SEC initial reports of ownership and reports of changes in ownership of our common stock. Reporting Persons are required by SEC regulations to furnish us with copies of all Section 16(a) reports they file.

     Based solely on our review of the copies of Section 16(a) reports received or written representations from certain Reporting Persons, we believe that all reporting requirements under Section 16(a) for the fiscal year ended December 31, 2005 were met in a timely manner by the Reporting Persons.

STOCKHOLDER PROPOSALS FOR THE 2007 ANNUAL MEETING OF STOCKHOLDERS

     Proposals of stockholders that are intended to be presented at our 2007 annual meeting must be received by us no later than January 24, 2007 in order that they may be included in the proxy statement and form of proxy relating to that meeting. Notice of a stockholder-sponsored proposal submitted outside of the process of Rule 14a-8 under the Exchange Act (i.e., a proposal to be presented at the 2007 annual meeting of stockholders but not submitted for inclusion in our proxy statement) will be considered untimely under our bylaws unless it is received between March 24, 2007 and April 23, 2007.

OTHER MATTERS

     We know of no other matters to be submitted to the stockholders at the annual meeting. If any other matters properly come before the stockholders at the annual meeting, it is the intention of the persons named on the enclosed proxy card to vote the shares they represent as the board may recommend.

ADDITIONAL INFORMATION

     We file annual reports on Form 10-K, quarterly reports on Form 10-Q, current reports on Form 8-K, as well as our proxy statements and other information, with the Securities and Exchange Commission, or SEC. A copy of our Annual Report to Stockholders for the fiscal year ended December 31, 2005 accompanies this proxy statement. In most cases, those documents are available, without charge, on our website at http://ir.move.com as soon as reasonably practicable after they are filed electronically with the SEC. Copies are also available, without charge, from Homestore, Inc., Investor Relations, 30700 Russell Ranch Road, Westlake Village, CA 91362. You may also read and copy these documents at the SEC’s public reference room located at 100 F Street, N.E., Room 1580, Washington, D.C. 20549 under our SEC file number (000-26659), and you may obtain information on the operation of the public reference room by calling the SEC at 1-800-SEC-0330. In most cases, these documents are available over the Internet from the SEC’s web site at http://www.sec.gov.

Appendix A

HOMESTORE, INC.
CHARTER OF THE AUDIT COMMITTEE
OF THE BOARD OF DIRECTORS

I. Purpose

     The purpose of the Audit Committee (the “Committee”) of the Board of Directors (the “Board”) of Homestore, Inc. (the “Company”) is to assist the Board in fulfilling its statutory and fiduciary oversight responsibilities relating to the Company’s financial accounting, reporting and controls. In particular, the Committee’s purpose is to assist Board oversight of (1) the integrity of the Company’s financial statements, (2) the Company’s compliance with legal and regulatory requirements, (3) the independent auditors’ qualifications and independence and (4) the performance of the Company’s internal audit staff and independent auditors.

     As such, the Committee shall have the following primary responsibilities: (a) to independently and objectively monitor the periodic reporting of the Company’s financial condition and results of operations; (b) to monitor reviews of the adequacy of the accounting and financial reporting processes and systems of internal control conducted by the Company’s independent auditors and financial and senior management; (c) to review and evaluate the independence and performance of the Company’s independent auditors; (d) to retain and manage the relationship with the Company’s independent auditors; and (e) to facilitate communication among the Company’s independent auditors, internal auditors, management and the Board, within the scope of this Charter of the Audit Committee of the Board of Directors (the “Charter”) and consistent with the Certificate of Incorporation and Bylaws of the Company, as the Committee deems necessary or appropriate. The Committee will fulfill these functions primarily by carrying out the activities enumerated in Part IV of this Charter. In order to serve these functions, the Committee shall have unrestricted access to Company personnel (including its legal and financial advisors) and documents and shall have authority to direct and supervise an investigation into any matters within the scope of its duties, including the power to retain outside counsel or other advisors in connection with any such investigation.

     While the Committee has the responsibilities and powers set forth in this Charter, it is not the duty of the Committee to plan or conduct audits or to determine that the Company’s financial statements are complete, accurate and prepared in accordance with generally accepted accounting principles or to certify the Company’s financial statements. Those processes and determinations are the responsibility of management and/or the Company’s independent auditors. Similarly, it is not the duty of the Committee to conduct investigations or to assure the compliance of the Company’s policies and procedures with applicable laws and regulations.

II. Membership

     All members of the Committee will be appointed by the Board based on the recommendation of the Company’s Governance and Nominating Committee. Further, all Committee members shall be members of, and serve at the discretion of, the Board. Unless a chairperson (“Chairperson”) is appointed by the full Board, the members of the Committee may designate a Chairperson by majority vote of the Committee membership. The Board may at any time remove one or more directors as members of the Committee and may fill any vacancy on the Committee.

     The Committee shall consist of at least three, but no more than five members, with the exact number being determined by the Board. No member of the Committee shall be an officer, employee or consultant of the Company or any subsidiary or have any other relationship which, in the opinion of the Board, would interfere with the exercise of independent judgment in carrying out the responsibilities of a Committee member. Each member of the Committee shall be “independent” as defined by applicable law, SEC rules and regulations, and the rules of the NASDAQ, each as they may be interpreted and amended from time to time, as well as other legal requirements applicable to the Company (“Applicable Law, Rules and Regulations”), except as otherwise permitted by Applicable Law, Rules and Regulations and as determined by the Board’s independence review process. Each member of the Committee shall have the ability to read and understand fundamental financial statements and a working familiarity with basic finance and accounting principles at the time he or she joins the Committee, and at least one member shall have met the requirements of an “audit committee financial expert” as required by Applicable Law, Rules and Regulations. No member of the Committee shall have been a partner or employee of the Company’s independent auditors, or former partner or former employee of such auditors, for a period of three years after that person’s employment with such auditors terminates and no member of the Committee shall have participated in the preparation of the financial statements of the Company or of any current subsidiary of the Company at any time during the past three years.

III. Meetings

     The Committee shall meet with such frequency, and at such times as its Chairperson, or a majority of the Committee, or the Board, determines or as frequently as required by Applicable Law, Rules and Regulations; provided, however, that the Committee shall meet no less frequently than once per quarter. The Committee may establish rules and procedures for the conduct of its meetings that are consistent with this Charter. A majority of the members of the Committee shall constitute a quorum. When a quorum is present at any meeting, a majority of the Committee members present may take any action or make any recommendation to the Board, except where otherwise required by Applicable Law, Rules and Regulations. Written minutes should be kept of all such meetings of the Committee.

     The Committee shall report its activities and recommendations to the Board at the Board’s next scheduled meeting or as otherwise appropriate, including through the preparation of a quarterly written report to the Board summarizing the Committee’s activities, conclusions, and recommendations, which report shall include, but not be limited to, the information required in the Company’s annual proxy statement and/or annual report. The Committee members, or the Chairperson of the Committee on behalf of all of the Committee members, should communicate with management, internal auditors and the independent auditors on a quarterly basis in connection with their review of the Company’s financial statements. The Committee must disclose that (1) each member has met, and continues to meet, the independence and other Committee membership requirements; (2) it has adopted a written charter; and (3) it has annually reviewed and reassessed the adequacy of its charter. The Committee shall disclose in the Company’s proxy statement that the Committee is governed by a charter and include a copy of the charter in the proxy statement at least once every three years.

IV. Responsibilities and Duties

     The following shall be the principal recurring processes of the Committee in carrying out its oversight responsibilities. These processes are set forth as a guide, with the understanding that the Committee may supplement them as appropriate and may establish other policies and procedures from time to time that it deems necessary or advisable in fulfilling its responsibilities. To these ends, the Committee shall have and may exercise all of the powers and authority of the Board to the extent permitted under the Delaware General Corporation Law.

Oversight of Financial Statements and Disclosure Practices

1.	Review the independent auditors’ audit plan and discuss with the independent auditors the Company’s general accounting policies and practices.

2.

Discuss with the independent auditors: all critical accounting policies and practices to be used; all alternative treatments within generally accepted accounting principles for policies and practices related to material items that have been discussed with management, including ramifications of the use of such alternative disclosures and treatments and the treatment preferred by the independent auditors; other material written communications between the independent auditors and management, such as any management letter or schedule of unadjusted differences; and any other matter that generally accepted accounting standards require that the independent auditors should communicate with the Committee.

3.

At least quarterly, meet separately with management, the independent auditors, and the internal audit staff (or other personnel responsible for the internal audit function) to review the adequacy and appropriateness of the Company’s accounting and financial reporting processes, systems of internal control (including computerized information system controls and security), the adequacy of the systems of reporting to the Committee by each such group and any recommendations that each such group may have, the fullness and accuracy of the Company’s financial statements, and any other matters that the Committee or any such group believes should be discussed privately with the Committee.

4.	Review with the independent auditors and the internal audit staff the completeness of audit coverage, reduction of redundant efforts, and the effective use of audit resources.

5.	Determine, as regards to new transactions or events, the independent auditors’ reasoning for the appropriateness of the accounting principles and disclosure practices adopted by management.

6.	Discuss with management and the independent auditors the effect of regulatory and accounting initiatives, as well as any off-balance sheet structures, on the Company’s financial statements.

7.

Discuss with management and the independent auditors, as appropriate, the Company’s risk assessment and risk management policies, including the Company’s major financial risk exposures and steps taken by management to monitor and control such exposures.

8.

Determine open years on federal, state and local tax returns and whether there are any significant items in dispute with the Internal Revenue Service or state or local taxing authorities that might result or have resulted in litigation; inquire as to the status of related tax reserves and interest accruals.

9.

Review the results of the annual audits of Committee member reimbursements, directors’ and officers’ expense accounts and management perquisites as prepared by internal audit staff and the independent auditors.

10.	Review whether management has sought a second opinion regarding any significant accounting issue and, if so, obtain the rationale for the particular accounting treatment chosen.

11.

Review, and discuss with management and the independent auditors, as appropriate, the Company’s quarterly and annual financial statements, including any report or opinion of the independent auditors, and earnings press releases (including the Company’s use of “pro-forma” or “adjusted” non-GAAP financial information), as well as financial information and earnings guidance provided to analysts and ratings agencies, prior to distribution to the public or filing with the Securities and Exchange Commission.

12.	In connection with the Committee’s review of the annual financial statements:

  Receive and review a draft of the financial statements section of the Company’s annual report, complete with footnotes, and the “Management’s Discussion and Analysis of Financial Condition and Results of Operations” section of the report.

  Discuss with the independent auditors, internal auditors and management the financial statements section, including the results of the independent auditors’ audit of the financial statements, and the Company’s disclosures under “Management’s Discussion and Analysis of Financial Condition and Results of Operations.”

  Discuss any items required to be communicated by the independent auditors in accordance with Statement of Accounting Standards (“SAS”) 61, as amended. These discussions should include the independent auditors’ judgments about the quality and appropriateness of the Company’s accounting principles, the reasonableness of significant judgments, the clarity of the disclosures in the Company’s financial statements, any audit problems or difficulties, including any restrictions on the scope of work or access to required information, and management’s response to these matters.

  Discuss with management and/or the independent auditors any questions or concerns pertaining to the fullness and accuracy of the Company’s financial statements and any other matters the Committee believes should be so discussed.

13.	In connection with the Committee’s review of the quarterly financial statements:

  Receive and review a draft of the financial statements section of the Company’s quarterly reports, complete with footnotes, and the “Management’s Discussion and Analysis of Financial Condition and Results of Operations” section of the reports.

  Discuss with the independent auditors, internal auditors and management the financial statements section, including the results of the independent auditors’ SAS 71 review of the quarterly financial statements, and the Company’s disclosures under “Management’s Discussion and Analysis of Financial Condition and Results of Operations.”

  Discuss significant issues, events and transactions and any significant changes regarding accounting principles, practices, judgments or estimates with management and the independent auditors, including any problems or difficulties among management and the independent auditors and management’s response.

  Discuss with management and/or the independent auditors any questions or concerns pertaining to the fullness and accuracy of the Company’s financial statements and any other matters the Committee believes should be so discussed.

14.

Review the Company’s disclosure controls and procedures and internal controls and procedures for financial reporting and the certifications required to be made by any officer of the Company in each of the Company’s quarterly reports on Form 10-Q and the Company’s annual report on Form 10-K.

15.

Review disclosures made to the Committee by the Company’s principal executive officer and principal financial officer during their certification process for each Form 10-K and Form 10-Q relating to any significant deficiencies in the design or operation of internal controls or material weaknesses therein and any fraud involving management or other employees who have a significant role in maintaining the Company’s internal controls.

16.

Request a letter from the independent auditors to management concerning any significant weaknesses or breaches in internal controls discovered during their audit. Discuss any comments or recommendations of the independent auditors outlined in their such management letter or in discussions. Review any management response letters to the independent auditors. Approve a schedule for implementing any recommended changes and monitor compliance with that schedule.

Oversight of Independent Auditors

1.

With sole authority and responsibility, the Committee shall appoint, retain, compensate and, if necessary, replace the independent auditors. The Committee shall be directly responsible for the evaluation and oversight of the work of the Company’s independent auditors (including resolution of disagreements between management and the independent auditors regarding financial reporting) for the purpose of preparing or issuing an audit report or performing other audit, review or attest services for the Company; provided, that the Committee shall be prohibited from retaining independent auditors if any member of the Company’s senior management was a partner or employee of such auditors within the prior two years. The Board of Directors may approve a waiver of the preceding proviso if (a) the Company acquires a member of senior management who was a partner or employee of a retained independent auditing firm as a result of a future acquisition or (b) if necessary to permit competition for retention by at least two national independent auditing firms. With sole authority, the Committee shall approve all audit engagement fees and terms, which fees and related costs the Company shall pay promptly to the independent auditors in accordance with the Company’s normal business practices. The Committee shall pre-approve, including pursuant to established policies and procedures for pre-approval, or have pre-approved by a member of the Committee delegated the authority to grant pre-approvals, any audit or significant permitted non-audit service provided to the Company by the Company’s independent auditors and ensure that any such non-audit service be disclosed to stockholders in the appropriate periodic report of the Company. If a member of the Committee pre-approves such service, the decisions of such member shall be presented to the full Committee at its next scheduled meeting. No such services that are prohibited under applicable law shall be approved. The Company shall not be prohibited from retaining the independent auditors to assist in tax matters.

2.

Communicate with the Company’s independent auditors about the Company’s expectations regarding its relationship with the auditors, including the following: (i) the independent auditors’ ultimate accountability to report directly to the Committee; and (ii) the ultimate authority and responsibility of the Committee to appoint, retain, compensate, evaluate and, where appropriate, replace the independent auditors.

3.	At least annually, make inquiries of management and internal auditor staff regarding the qualification, independence and performance of the independent auditors.

4.

At least annually, obtain and review a report by the independent auditors describing: the independent auditors’ internal quality-control procedures; any material issues raised by the most recent internal quality-control review, or peer review, of the independent auditors, or by any inquiry or investigation by governmental or professional authorities, within the preceding five years, respecting one or more independent audits carried out by the independent auditors, and any steps taken to deal with any such issues; and (to assess the independent auditors’ independence) all relationships between the independent auditors and the Company.

5.

Review and approve processes and procedures to ensure the continuing independence of the Company’s independent auditors. These processes shall include obtaining and reviewing, on an annual basis, a letter from the independent auditors describing all relationships between the independent auditors and the Company required to be disclosed by Independence Standards Board Standard No. 1, reviewing the nature and scope of such relationships and requiring discontinuance of any relationships that the Committee believes could compromise the independence of the auditors (including but not limited to requiring audit partner rotation every five years or otherwise in accordance with Applicable Laws, Rules and Regulations and requiring that the independent auditors have no conflicts of interests with the Company), and setting clear Company hiring policies for employees or former employees of the independent auditors, which shall include, among other policies, prohibitions on the hiring of any partner or employee of the Company’s independent auditors, or former partner or former employee of such auditors, for a period of three years after that person’s employment with such auditors terminates, to serve as a member of management in the finance and accounting department of the Company.

Oversight of Internal Auditors

1.

Review the activities of the internal audit department, including the proposed annual audit plan, periodic progress reports on the status of the plan and all concluded internal audits, including summaries of any significant issues raised during the performance of the internal audits.

2.

Discuss with the independent auditors and management the internal audit department responsibilities, budget and staffing and any recommended changes in the planned scope of the internal audit function.

Oversight of Compliance with Legal and Regulatory Requirements

1.

At least quarterly, meet with the Company’s external and internal legal counsel to review the status of any legal or regulatory matters that could have a material impact on the Company’s financial statements; inquire as to any related reserves taken with respect thereto.

2.

Review all related-party transactions for potential conflict of interest situations on an ongoing basis and approve only those that are the subject of arms length negotiations and have terms that would be no worse than those that could be obtained by negotiating with an outside party. Review all transactions with the National Association of Realtors® and the National Association of Homebuilders with a value in excess of one million dollars.

3.

Engage and retain such outside counsel, experts and other advisors as the Committee may deem appropriate or necessary to carry out its duties in its sole discretion. Approve related fees and retention terms, which fees and related costs the Company shall pay promptly to such advisors in accordance with the Company’s normal business practices. To the extent that the Committee chooses to retain such advisors to investigate any circumstances that come to the attention of the Committee related to the risk of financial misstatements or fraud, such advisors shall be persons completely independent of the Company.

4.

Determine and approve ordinary administrative expenses of the Committee that are necessary or appropriate in carrying out its duties, which fees and related costs the Company shall pay promptly in accordance with the Company’s normal business practices.

5.

Establish and maintain procedures for the receipt, retention and treatment of complaints received by the Company regarding accounting, internal accounting controls or auditing matters and the confidential, anonymous submission by employees of the Company of concerns regarding questionable accounting or auditing matters.

6.

Review compliance by directors, officers and employees with the Company’s Code of Conduct and Business Ethics, including the Policies and Procedures for Reporting by Attorneys Pursuant to the Sarbanes-Oxley Act Standards of Professional Conduct addendum thereto.

7.

Annually conduct and present to the Board a performance evaluation of the Committee and make recommendations to the Board on such matters within the scope of its functions as may come to its attention and which in its discretion warrant consideration by the Board.

8.

Annually prepare a report to the Company’s stockholders for inclusion in the Company’s annual proxy statement as required by the rules and regulations of the Securities and Exchange Commission as they may be amended from time to time.

9.

At least annually review the adequacy of this Charter and recommend any proposed changes to the Board for approval. Include a copy of this Charter as an appendix to the Company’s proxy statement at least once every three years as required by the rules and regulations of the Securities and Exchange Commission as they may be amended from time to time.

10.

Perform any other activities required by Applicable Law, Rules and Regulations and perform other activities that are consistent with this Charter, the Company’s Bylaws and governing laws, as the Committee or the Board deems necessary or appropriate.

11.

Implement and enforce, together with the Company’s Chief Executive Officer and Chief Financial Officer, a revenue recognition policy at the Company that conforms to all relevant accounting standards, including generally accepted accounting principles in the United States, and that is designed to prevent material misstatements and omissions in the Company’s financial statements. Fully apprise all employees of the Company involved in revenue recognition of such revenue recognition policy.

     In addition to the indemnification, exculpation and similar rights and provisions contained in the Company’s Certificate of Incorporation and Bylaws or in statutory and common law and in addition to applicable insurance, the Committee, and each member of the Committee in his or her capacity as such, shall be entitled to rely, in good faith, on information, opinions, reports or statements, or other information prepared or presented to them by (i) officers and other employees of the Company, whom such member believes to be reliable and competent in the matters presented; and (ii) counsel, public accountants or other persons as to matters which the members believe to be within the professional competence of such person.

Please Mark Here for Address Change or Comments	☐
SEE REVERSE SIDE
Please mark your votes as indicated in this example	☒

1. ELECTION OF DIRECTORS	FOR all nominees listed to the left (except as indicated to the contrary)	WITHHOLD AUTHORITY to vote for all nominees listed to the left
NOMINEES: 01 V. Paul Unruh and 02 Bruce G. Willison	☐	☐

(INSTRUCTIONS: To withhold authority to vote for any individual nominee write the name of that nominee in the space below.)

		FOR	AGAINST	ABSTAIN
2.	APPROVAL OF AMENDMENT TO THE RESTATED CERTIFICATE OF INCORPORATION. Approval of an amendment to the Restated Certificate of Incorporation to change the Company’s name from "Homestore, Inc." to "Move, Inc."	☐	☐	☐
3.

OTHER BUSINESS. In their discretion, the Proxy Holders are authorized to vote upon such other business as may properly come before the Annual Meeting or any postponements or adjournments thereof. The board of directors of Homestore currently knows of no other business to be presented by or on behalf of Homestore or the board at the annual meeting.
The undersigned hereby ratifies and confirms that all the Proxy Holders, or any of them, or their substitutes, shall lawfully do or cause to be done by virtue hereof, and hereby revokes any and all proxies heretofore given by the undersigned to vote at the Annual Meeting. The undersigned acknowledges receipt of the Notice of Annual Meeting of Stockholders, the Proxy Statement accompanying that notice and the audited financial statements of Homestore delivered with or prior to that notice.

	Will you be attending the annual meeting?	YES ☐	NO ☐

(Please Print Name)	(Signature of Holder of Common Stock)	Dated	2006

(Please date this Proxy and sign above as your name(s) appear(s) on this card. Joint owners each should sign personally. Corporate proxies should be signed by an authorized officer. Executors, administrators, trustees, etc. should give their full titles).

▲FOLD AND DETACH HERE▲

Vote by Internet or Telephone or Mail

24 Hours a Day, 7 Days a Week

Internet and telephone voting is available through 11:59 PM Eastern Time the day prior to annual meeting day.

Your Internet or telephone vote authorizes the named proxies to vote your shares in the same manner as if you marked, signed and returned your proxy card.

Internet http://www.proxyvoting.com/homs		Telephone 1-866-540-5760		Mail
Use the internet to vote your proxy. Have your proxy card in hand when you access the web site.	OR	Use any touch-tone telephone to vote your proxy. Have your proxy card in hand when you call.	OR	Mark, sign and date your proxy card and return it in the enclosed postage-paid envelope.

If you vote your proxy by Internet or by telephone,
you do NOT need to mail back your proxy card.

HOMESTORE, INC. PROXY FOR THE ANNUAL MEETING OF STOCKHOLDERS TO BE HELD JUNE 22, 2006 THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

     The undersigned holder(s) of Homestore, Inc. ("Homestore") common stock hereby nominate(s), constitute(s) and appoint(s) Lewis R. Belote, III and Michael R. Douglas (together, the "Proxy Holders"), and each of them, the attorneys, agents and proxies of the undersigned, with full power of substitution to each, to attend and act as proxy or proxies of the undersigned at the annual meeting of stockholders (the "Annual Meeting") of Homestore to be held at the Hilton Los Angeles Airport located at 5711 West Century Blvd., Los Angeles, California 90045-5631 on June 22, 2006 at 10:30 a.m., local time, or any postponement or adjournment thereof, and to vote as specified herein the number of shares which the undersigned, if personally present would be entitled to vote.

     The board recommends a vote FOR the election of the directors nominated by the board and FOR the approval of the Amendment to the Restated Certificate of Incorporation. The proxy when properly executed shall be voted as directed. If no direction is made regarding the election of directors, the proxy will be voted FOR the election of the directors nominated by the board; if no direction is made regarding approval of the Amendment to the Restated Certificate of Incorporation, the proxy will be voted FOR the approval of the Amendment to the Certificate of Incorporation.

(Continued and to be marked, dated and signed, on the other side)
Address Change/Comments (Mark the corresponding box on the reverse side)

▲ FOLD AND DETACH HERE ▲